                                                                   EXHIBIT 10.25

                                      LEASE

                                 by and between

                            PARADIGM RESOURCES, L.C.

                        A UTAH LIMITED LIABILITY COMPANY

                                   as Landlord

                                       and

                                  PARTNET INC.,

                               A UTAH CORPORATION

                                    as Tenant

                                  FOR SUITE 204
                            OF A BUILDING LOCATED AT


                                615 ARAPEEN DRIVE
                              SALT LAKE CITY, UTAH

               INDEX TO LEASE AGREEMENT: PARADIGM RESOURCES, L.C.
                              SALT LAKE CITY, UTAH

ARTICLE 1. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS ................         1
      SECTION 1.01 BASIC LEASE PROVISIONS .................................         1
      SECTION 1.02 SIGNIFICANCE OF A BASIC LEASE PROVISION ................         3
      SECTION 1.03 ENUMERATION OF EXHIBITS ................................         3

ARTICLE II. GRANT AND PREMISES ............................................         3
      SECTION 2.01 PREMISES ...............................................         3

ARTICLE III. RENT .........................................................         3
      SECTION 3.01 BASE MONTHLY RENT ......................................         3
      SECTION 3.02 ESCALATION .............................................         3
      SECTION 3.03 TENANT'S SHARE OF LANDLORD'S EXPENSES ..................         4
      SECTION 3.04 REPORT OF COSTS AND STATEMENT OF ESTIMATED COSTS .......         4
      SECTION 3.05 PAYMENT OF ADDITIONAL RENT .............................         5
      SECTION 3.06 TAXES ..................................................         5
      SECTION 3.07 PAYMENTS ...............................................         5

ARTICLE IV. RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM .............         5
      SECTION 4.01 RENTAL TERM  ...........................................         5
      SECTION 4.02 RENTAL COMMENCEMENT DATE ...............................         5
      SECTION 4.03 PRELIMINARY TERM .......................................         6

ARTICLE V. CONSTRUCTION OF PREMISES .......................................         6
      SECTION 5.01 CONSTRUCTION BY LANDLORD ...............................         6
      SECTION 5.02 CHANGES AND ADDITIONS BY LANDLORD ......................         6
      SECTION 5.03 DELIVERY OF POSSESSION .................................         6

ARTICLE VI. TENANT'S WORK & LANDLORD'S CONTRIBUTION .......................         6
      SECTION 6.01 TENANT'S WORK ..........................................         6

ARTICLE VII. USE ..........................................................         7
      SECTION 7.01 USE OF PREMISES ........................................         7
      SECTION 7.02 HAZARDOUS SUBSTANCES ...................................         7

ARTICLE VIII. OPERATION AND MAINTENANCE OF COMMON AREAS ...................         7
      SECTION 8.01 CONSTRUCTION AND CONTROL OF COMMON AREAS ...............         7
      SECTION 8.02 LICENSE ................................................         8

ARTICLE IX. ALTERATIONS, SIGNS, LOCKS & KEYS ..............................         8
      SECTION 9.01 ALTERATIONS ............................................         8
      SECTION 9.02 SIGNS ..................................................         8
      SECTION 9.03 LOCKS AND KEYS .........................................         8

ARTICLE X. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS ...................         9
      SECTION 10.01 LANDLORD'S OBLIGATION FOR MAINTENANCE .................         9
      SECTION 10.02 TENANT'S OBLIGATION FOR MAINTENANCE ...................         9
      SECTION 10.03 SURRENDER AND RIGHTS UPON TERMINATION .................         9


ARTICLE XI. INSURANCE AND INDEMNITY .......................................         9
      SECTION 11.01 LIABILITY INSURANCE AND INDEMNITY .....................         9
      SECTION 11.02 FIRE AND CASUALTY INSURANCE ...........................        10
      SECTION 11.03 WAIVER OF SUBROGATION .................................        10

ARTICLE XII. UTILITY CHARGES ..............................................        10
      SECTION 12.01 OBLIGATION OF LANDLORD ................................        10
      SECTION 12.02 OBLIGATIONS OF TENANT .................................        11
      SECTION 12.03 LIMITATIONS ON LANDLORDS LIABILITY ....................        11

ARTICLE XIII. OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION .............        12
      SECTION 13.01 OFF-SET STATEMENT .....................................        12
      SECTION 13.02 ATTORNMENT ............................................        12
      SECTION 13.03 SUBORDINATION .........................................        12
      SECTION 13.04 MORTGAGEE SUBORDINATION  ..............................        12
      SECTION 13.05 REMEDIES ..............................................        12

ARTICLE XIV. ASSIGNMENT ...................................................        12

               INDEX TO LEASE AGREEMENT: PARADIGM RESOURCES, L.C.
                              SALT LAKE CITY, UTAH

      SECTION 14.01 ASSIGNMENT ............................................        12

ARTICLE XV. WASTE OR NUISANCE .............................................        12
      SECTION 15.01 WASTE OR NUISANCE .....................................        12

ARTICLE XVI. NOTICES ......................................................        12
      SECTION 16.01 NOTICES ...............................................        12

ARTICLE XVII. DESTRUCTION OF THE PREMISES .................................        12
      SECTION 17.01 DESTRUCTION ...........................................        12

ARTICLE XVIII. CONDEMNATION ...............................................        13
      SECTION 18.01 CONDEMNATION ..........................................        13

ARTICLE XIX. DEFAULT OF TENANT.............................................        13
      SECTION 19.01 DEFAULT - RIGHT TO RE-ENTER ...........................        13
      SECTION 19.02 DEFAULT - RIGHT TO RE-LET .............................        14
      SECTION 19.03 LEGAL EXPENSES ........................................        14

ARTICLE XX. BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP ........................        14
      SECTION 20.01 ACT OF INSOLVENCY, GUARDIANSHIP, ETC ..................        14

ARTICLE XXI. LANDLORD ACCESS ..............................................        14
      SECTION 21.01 LANDLORD ACCESS .......................................        14

ARTICLE XXII. LANDLORD'S LIEN .............................................        15
      SECTION 22.01 LANDLORD'S LIEN .......................................        15

ARTICLE XXIII. HOLDING OVER ...............................................        15
      SECTION 23.01 HOLDING OVER ..........................................        15
      SECTION 23.02 SUCCESSORS ............................................        15

ARTICLE XXIV. RULES AND REGULATIONS .......................................        15
      SECTION 24.01 RULES AND REGULATIONS .................................        15

ARTICLE XXV. QUIET ENJOYMENT ..............................................        15
      SECTION 25.01 QUIET ENJOYMENT .......................................        15

ARTICLE XXVI. SECURITY DEPOSIT ............................................        15
      SECTION 26.01 SECURITY DEPOSIT ......................................        15

ARTICLE XXV11. MISCELLANEOUS PROVISIONS ...................................        16
      SECTION 27.01 WAIVER ................................................        16
      SECTION 27.02 ENTIRE AGREEMENT ......................................        16
      SECTION 27.03 FORCE MAJEURE .........................................        16
      SECTION 27.04 LOSS AND DAMAGE .......................................        16
      SECTION 27.05 ACCORD AND SATISFACTION ...............................        16
      SECTION 27.06 NO OPTION .............................................        16
      SECTION 27.07 ANTI-DISCRIMINATION ...................................        16
      SECTION 27.08 SEVERABILITY ..........................................        16
      SECTION 27.09 OTHER MISCELLANEOUS PROVISIONS ........................        16
      SECTION 27.10 REPRESENTATION REGARDING AUTHORITY ....................        17

ADDITIONAL PROVISIONS .....................................................        17

SIGNATURES ................................................................        18

LANDLORD ACKNOWLEDGMENT ...................................................        18

TENANT ACKNOWLEDGMENT .....................................................        18

                                 LEASE AGREEMENT

           ARTICLE 1. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS

        SECTION 1.01 BASIC LEASE PROVISIONS

(A)     DATE: JANUARY 12, 1999

(B)     LANDLORD: PARADIGM RESOURCES, L.C., a Utah limited liability company

(C) ADDRESS OF LANDLORD FOR NOTICES (SECTION 16.01): 2733 East Parleys Way, Suite 300, Salt Lake City, UT 84109.

(D)     TENANT: PARTNET INC., a Utah corporation

(E) ADDRESS OF TENANT FOR NOTICES (SECTION 16.01): 423 So. Wakara way, Salt Lake City, UT 84108. After opening for business at Leased Premises, notice address will be the Leased Premises.

(F) PERMITTED USES (SECTION 7.01). Research, software programming, computer network services assembly and general office uses.

(G)     TENANT'S TRADE NAME (EXHIBIT "E" - SIGN CRITERIA): Partner Inc.

(H) BUILDING (SECTION 2.01): Situated at approx. 615 Arapeen Drive, in the City of Salt Lake, County of Salt Lake, State of Utah.

(I) PREMISES (SECTION 2.01): A portion of the first floor of the Building at the approximate location outlined on Exhibit "A-1" known as Suite 204 consisting of approximately 6,026 square feet of gross rentable area. Said area is calculated by multiplying the full second floor usable area of 5,019 s.f. by 1.2007 to account for Tenant's proportionate share of common area corridors, lobby, mechanical, electrical, and other service rooms etc. in the Building.

(J) DELIVERY OF POSSESSION (SECTION 5.03): On or before February 15, 1999, Preliminary Term begins on Delivery of Possession (Section 4.03).

(K)     RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE (SECTIONS 4.01 & 4.02):
        The Rental Term shall commence on the earlier of (a) fifteen (15) days after Delivery of Possession or (b) opening of Tenant for business at the Premises, and shall be for a period of five (5) full Lease Years ending January 31, 2004, subject to Tenant right to terminate set forth in Section 1.01(X).

(L)     BASE MONTHLY RENT (SECTION 3.01):
        Eight Thousand Two Hundred Eighty Five and 75/100ths Dollars ($8,285.75)

(M) ESCALATIONS IN BASE MONTHLY RENT (SECTION 3.02): The Base Monthly Rent shall be increased annually on the first day of each February commencing in the year 2000 ("Escalation Date") proportionate to any increase in the U.S. Dept. of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Consumers, All City Average (1982-84=100). To calculate said increase, Landlord shall use a fraction the denominator of which shall be said index for the month of November, 1998 and the numerator of which shall be the index for the November immediately previous the Escalation Date. If there is a decrease in the relevant Consumer Price Index, the Base Monthly Rent shall not be adjusted. If the U.S. Department of Labor ceases to publish said Consumer Price Index, the Landlord shall substitute an index which in Landlord's reasonable good faith judgment most nearly approximates the Consumer Price Index specified herein.

(N) LANDLORD'S SHARE OF OPERATING EXPENSES (SECTION 3.03): The Base Monthly Rent shall be absolutely net to the Landlord as provided in Section 3.03.

(O) TENANT'S PRO RATA SHARE OF OPERATING EXPENSES (SECTION 3.03): Tenant shall be responsible for all operating expenses as defined in Section
        3.03. Tenant's proportionate of Basic Costs shall be 6.715%. Said operating expenses include Basic Costs, Direct Costs and Metered Costs as defined in Section 3.03 and are currently estimated to be $4.50 per square foot or $2,259.75 monthly.

(P) UTILITIES AND SERVICES. Subject to the provisions of Section 3.03, 12.01 and 12.02, this Lease provides that the utilities and services shall be paid or reimbursed by Tenant

(Q) LANDLORD'S CONTRIBUTION TO TENANT'S WORK (SECTION 6.02): Ninety Six Thousand Four Hundred Sixteen and no/100ths Dollars ($96,416.00) payable as set forth in Section 6.02 herein. If



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
        Tenant fails to spend all of Landlord's contribution then Landlord shall reduce the Base Monthly Rent as set forth in Section 1.01 (L) by $ 1.00 for every $100.00 which Tenant does not spend.

(R) PREPAID RENT: $8,034.67 paid upon execution of this Lease to be applied to the first installment(s) of Base Monthly Rent due hereunder.

(S)     EXCESS HOUR UTILITY CHARGES AND HOURS OF OPERATION (SECTION 12.02):
        Standard operating hours for the Building shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding holidays. To the extent Tenant operates during any time in excess of those specified above, Tenant shall pay an extra hourly utility charge of $0.20 per hour per 1,000 usable square feet for lighting and electricity and $3.00 per hour per 1,000 usable square feet for mechanical/HVAC system for each full or partial hour during which Tenant operates.

(T) ADJUSTMENTS BASED ON FINAL AREA DETERMINATION: Upon final completion, the Building shall be measured and the actual rentable area of the Premises determined in accordance with standards of Section 2.01. The sums set forth in Sections 1.01 (L), (M), (O), (Q) and (U) shall then be proportionately adjusted to reflect the actual area of the Premises.

(U)     SECURITY DEPOSIT (SECTION 26.01): Eight Thousand Dollars ($8,000.00)

(V)     GUARANTOR(S): Don R. Brown

(W)     GUARANTOR'S ADDRESS: 423 So. Wakara Way, Salt Lake City, UT 84108

(X) TENANT RIGHT TO TERMINATE: If Tenant needs additional space and Landlord can not provide sufficient space contiguous to Tenant's Leased Premises in the Building, then Tenant may elect to terminate this Lease effective on not less than ninety (90) days prior written notice given to Landlord and upon payment of the "unamortized portion" of the Landlord's Contribution to Tenant Work set forth in Section 1.01 (Q), which payment shall be made not less than five (5) days prior to the Termination Date. To calculate the "unamortized portion", Landlord shall multiply the amount of Landlord Contribution set forth in Section 1.01 (Q) as adjusted pursuant to Section 1.01 (T) by a fraction, the numerator of which shall be the number of months between the Termination Date as provided in this Section 1.01 (X) and January 31, 2004 and the denominator of which shall be 60.

        SECTION 1.02 SIGNIFICANCE OF A BASIC LEASE PROVISION. The foregoing provisions of Section 1.01 summarize for convenience only certain fundamental terms of the Lease delineated more fully in the Articles and Sections referenced therein. In the event of a conflict between the provisions of Section 1.01 and the balance of the Lease, the latter shall control.

        SECTION 1.03 ENUMERATION OF EXHIBITS. The exhibits enumerated in this Section and attached to this Lease are incorporated in the Lease by this reference and are to be construed as a part of the Lease.

                  EXHIBIT "A" - SITE PLAN
                  EXHIBIT "A-1" - FIRST LEVEL PLAN
                  EXHIBIT "B" - LEGAL DESCRIPTION(S)
                  EXHIBIT "C" - LANDLORD'S WORK
                  EXHIBIT "D" - TENANT'S WORK

                         ARTICLE II. GRANT AND PREMISES

        SECTION 2.01 PREMISES. Landlord has heretofore obtained a long-term ground lease covering that certain tract of real property situated in the University of Utah Research Park in Salt Lake City, State of Utah, more particularly described in Exhibit "B" attached hereto, together with certain easement for access rights. (Said tract is hereinafter referred to as the "Property").

        Landlord owns a building on the Property referred to in Section 1.01 (H) (hereinafter the "Building") suitable for use as office research and development space, together with related parking facilities and other improvements necessary to enable to the Building to be so used (the Building and related facilities and improvements are hereinafter collectively referred to as the "Improvements").

        In consideration for the rent to be paid and covenants to be performed by Tenant, Landlord hereby leases to Tenant, and Tenant leases from Landlord for the Term and upon the terms and conditions herein set forth premises described in Section 1.01(I) (hereinafter referred to as the "Premises" or "Leased Premises"), located in the Building. Gross rentable area measurements herein specified are from the exterior of the perimeter walls of the building to the center of the interior walls. In addition, the factor set forth in Section 1.01
(1) has been added to the area as measured above to adjust for Tenant's proportionate share of common hallways, restrooms, elevators, stairways, etc. in the building.

        The exterior walls and roof of the Premises and the areas beneath said Premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the building or buildings are hereby reserved to Landlord. Landlord reserves (a) such access rights through the Premises as may be reasonably necessary to enable access by Landlord subject to reasonable notice to Tenant to the balance of the building and reserved areas and elements as set forth above; and (b) the right to install or maintain meters on the Premises to monitor use of utilities. In exercising such rights, Landlord will use reasonable efforts so as to not commit waste upon the Premises and as far as practicable to minimize annoyance, interference or damage to Tenant when making modifications, additions or repairs.

        Subject to the provisions of Article VIII, Tenant and its customers, agents and invitees have the right to the non-exclusive use, in common with others of such unreserved automobile parking spaces, driveways, footways, and other facilities designated for common use within the Building, except that with respect to non-exclusive automobile parking spaces, Tenant shall cause its employees to park their cars only in areas specifically designated from time to time by Landlord for that purpose. Landlord shall have the right to designate, in its sole business judgment, certain spaces as "customer" parking spaces and Tenant shall use its best efforts to cause its employees not to park in said customer parking.


                                ARTICLE III. RENT

        SECTION 3.01 BASE MONTHLY RENT. Tenant agrees to pay to Landlord the Base Monthly Rent set forth in Section 1.01(L), as adjusted pursuant to Section 1.01(T), at such place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on or before the first day of each calendar month during the Rental Term, commencing on the Rental Commencement Date. In the event the Rental Commencement Date occurs on a day other than the first day of a calendar month, then the Base Monthly Rent to be paid on the Rental Commencement Date shall include both the Base Monthly Rent for the first full calendar month occurring after the Rental Commencement Date, plus the Base Monthly Rent for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

        SECTION 3.02 ESCALATION. As set forth in Section 1.01(M).

SECTION 3.03 TENANT'S SHARE OF LANDLORD'S EXPENSES.

        (a) "Basic Costs" shall mean all reasonable actual costs and expense incurred by Landlord in connection with the ownership, operation, management and maintenance of the Property Improvements located thereon including, but not limited to, all reasonable expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease (or under similar leases with other tenants). In explanation of the foregoing, and not in limitation thereof, Basic Costs shall include: all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, trash removal, common area utilities, cost of equipment or devices used to conserve or monitor energy consumption, supplies, insurance, license, permit and inspection fees, cost of services of independent contractors, cost or compensation (including employment taxes and reasonable fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk, and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; and rental expense or a reasonable allowance FOR depreciation of personal property used in the maintenance, operation and repair of the Building. The foregoing notwithstanding, Basic Costs shall not include depreciation on the Building and Improvements; amounts paid toward principal or interest of loans of Landlord; nor "Direct Costs" as defined in Section 3.03 (b). If the cost of any repair or replacement exceeds $5,000.00 and is of the nature normally defined as a "capital cost" under generally accepted accounting principles, then such cost shall be amortized together with interest at 10% per annum and charged as a "Basic Cost" over the useful life of said repair or replacement. Tenant shall pay its Proportionate Share of Basic Costs. "Tenant's Proportionate Share of Basic Costs" shall mean the percentage derived from a fraction, the numerator of which is the gross rentable area of the Premises as set forth in Section 1.01(I) and the denominator of which is the gross rentable square footage of the Building (89,741 s.f.). Tenant's Proportionate Share of Basic Costs initially is set forth in Section 1.01(O), subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Premises and/or the Building.

        (b) "Direct Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of the Premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees, (which property management fees shall not exceed four (4%) percent of the Base Monthly Rent set forth herein). If any category of Direct Costs can only be determined on a Building wide basis, Tenant's proportionate share of any such category of Direct Costs will be based on the same percentage established for Tenant's Proportionate Share of Basic Costs.

        (c) Landlord may cause at Landlord's sole cost and expense (which shall not be reimbursable in whole or in part by Tenant) meters or monitors to be installed to measure actual electrical and ventilation/air conditioning usage in the Premises by Tenant. "Metered Costs" shall mean the actual cost of such usage. If such meters are installed, Tenant shall pay Landlord monthly, as Additional Rent, the estimated costs of such metered electrical and ventilation/air conditioning usage. If the costs of ventilation/air conditioning usage are not separately metered for tenants in the Building said costs shall be considered Direct Costs and shall be calculated as set forth in 3.03(a).


        (d) "Estimated Costs" shall mean the projected amount of Direct Costs, Metered Costs and Proportionate Share of Basic Costs. The Estimated Costs for the calendar year in which the Lease commences are set forth in Section 1.01(O), and are not included in the Base Monthly Rent. If the Estimated Costs as of the date Tenant takes occupancy are greater than the Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

SECTION 3.04 REPORT OF COSTS AND STATEMENT OF ESTIMATED COSTS.

        (a) Within sixty (60) days after the expiration of each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant a written statement ("Annual Report of Costs") of the Tenant's actual Direct Costs, Metered Costs and Proportionate Share of Basic Costs occurring during the previous calendar year. Such Annual Report of Costs shall show in reasonable detail a breakdown of the components of the Costs set forth herein. The Annual Report of Costs shall specify the amount by which said actual costs for the previous year exceeds or is less than the amounts paid by Tenant as Estimated Costs during the previous calendar year.

                (b) At the same time specified in Section 3.04 (a), Landlord shall furnish Tenant a written statement of the Estimated Costs for the then current calendar year ("Annual Statement of Estimated Costs.")

                (c) Landlord's records of costs shall be open to inspection by Tenant at Landlord's office during business hours and upon five (5) days prior written notice to Landlord of Tenant's desire to conduct such inspection. If Tenant discovers any errors in Landlord's calculations as a result of such inspections, Landlord shall immediately adjust such costs and credit or charge Tenant for its share of the discrepancy.

        SECTION 3.05 PAYMENT OF ADDITIONAL RENT. Tenant shall pay additional rent ("Additional Rent") as follows:

                (a) With each monthly payment of Base Monthly Rent pursuant to
        Section 3.01 above, Tenant shall pay TO Landlord, without offset or deduction, one-twelfth (1/12th) of the Annual Statement of Estimated Costs. If at any time Landlord obtains information that indicates that any of the categories of cost comprising Estimated Costs are significantly different than as calculated in the Annual Statement of Estimated Costs then in effect, Landlord may amend said Statement in order to reflect a more accurate prediction of the actual costs that will be incurred during the calendar year, and Tenant will pay amended Additional Rent consistent with said amended Statement.

                (b) Within thirty (30) days after delivery of the Annual Report of Costs, Tenant shall pay to Landlord the amount by which Direct Costs, Metered Costs and Proportionate Share of Basic Costs, as specified in the Report, exceed the aggregate of Estimated Costs actually paid by Tenant as Additional Rent for the year at issue.

                (c) If the Annual Report of Costs indicates that the Estimated Costs paid by Tenant exceeded the actual Direct Costs, Metered Costs and Proportionate Share of Basic Costs for the same year, Landlord, at its sole election, shall either (i) pay the amount of such excess to Tenant, or (ii) apply such excess against the next installments) of Base Monthly Rent and/or Additional Rent due hereunder and so notify Tenant.

        SECTION 3.06 TAXES.

                (a) Landlord shall pay all real property taxes and assessments (all of which are hereinafter collectively referred to as "Taxes') which are levied against or which apply with respect to the Premises to be reimbursed by Tenant as a part of Basic Costs.

                (b) Tenant shall prior to delinquency pay all taxes, assessments, charges, and fees which during the Rental Term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant's use of the Premises or any inventory, personal property, fixtures or equipment kept or installed, or permitted to be located therein by Tenant.

        SECTION 3.07 PAYMENTS. All payments of Base Monthly Rent, Additional Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's principal office set forth in Section 1.01 (C), or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. If Tenant shall fail to pay any Base Monthly Rent or any Additional Rent or any other amounts or charges within five (5) days after the due date, Tenant shall pay interest from the due date of such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of fourteen (14%) percent per annum or two (2%) percent over the "prime" or "base" rate charged by Zions First National Bank of Utah at the due date of such payment; provided however, that in any case the maximum amount or rate of interest to be charged shall not exceed the maximum non-usurious rate in accordance with applicable law. Notwithstanding the above, Landlord shall waive said interest for one late payment in any calendar year provided that Tenant pays the past due charge within five (5) days after notice from Landlord that the charge is past due.

          ARTICLE IV. RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM

        SECTION 4.01 RENTAL TERM. The initial term of this Lease shall be for the period defined as the Rental Term in Section 1.01(K), plus the partial calendar month, if any, occurring after the Rental Commencement Date (as hereinafter defined) if the Rental Commencement Date occurs other than on the first day of a calendar month. "Lease Year" shall include twelve (12) calendar months, except that first Lease Year will also include any partial calendar month beginning on the Rental Commencement Date.

        SECTION 4.02 RENTAL COMMENCEMENT DATE. The Rental Term of this Lease and Tenant's obligation to pay rent hereunder shall commence as set forth in Section 1.01K (the "Rental Commencement Date"). Within five (5) days after Landlord's request to do so, Landlord and Tenant shall execute a written affidavit, in recordable form, expressing the Rental Commencement Date and the termination date, which affidavit shall be deemed to be part of this Lease.

        SECTION 4.03 PRELIMINARY TERM. The period between the date Tenant enters upon the Premises and the commencement of the Rental Term will be designated as the "preliminary term" during which neither Base Monthly Rent nor Additional Rent shall accrue; however, other covenants and obligations of Tenant shall be in full force and effect. Delivery of possession of the Premises to Tenant AS provided in Section 5.03 shall be considered "entry" by Tenant and commencement of "preliminary term".


                       ARTICLE V. CONSTRUCTION OF PREMISES

        SECTION 5.01 CONSTRUCTION BY LANDLORD. Landlord will construct the Building in which the Premises are to be located. The Premises shall be constructed substantially in accordance with Outline Specifications entitled "Landlord's Work" marked Exhibit "C" attached hereto and made a part hereof. it is understood and agreed by Tenant that no minor changes which do not impair Tenant's efficient business use of the Leased Premises from any plans or from said Outline Specifications made necessary during construction of the Premises or the Building shall affect or change this Lease or invalidate same.

        SECTION 5.02 CHANGES AND ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions TO, and to build additional stories on the Building in which the Premises are contained and to build adjoining the same and to modify the existing parking or other common areas to accommodate additional buildings. Landlord also reserves the right to construct other buildings or improvements in the Building area from time to time, on condition that if the Building area is expanded so as to include any additional buildings, Landlord agrees to create or maintain a parking ratio adequate to meet local laws and ordinances, including the right to add land to the Building or to erect parking structures thereon. Notwithstanding the above, the addition of new improvements shall not, after constructed, materially interfere with Tenant's access to or from or use of the Leased Premises. Furthermore, during construction, Landlord shall undertake prudent reasonable steps to minimize interference with Tenant's access to or from the Leased Premises.

        SECTION 5.03 DELIVERY OF POSSESSION. Except as hereinafter provided, Landlord shall deliver the Premises to Tenant ready for Tenant's Work on or before the date set forth in Section 1.01(j). The Premises shall be deemed as ready for delivery when Landlord shall have substantially completed construction of the portion of the said Premises to be occupied exclusively by Tenant, in accordance with Landlord's obligations set forth in Exhibit "C". Landlord shall, from time to time during the course of construction, provide information to Tenant concerning the progress of construction of said Premises, and will give written notice to Tenant when said Premises are in fact ready for Tenant's Work. Notwithstanding the foregoing, Landlord shall have the right to extend the date for delivery of possession of the Premises for a period of three one (1) month periods by notice in writing given to Tenant any time prior to said delivery date. If any disputes shall arise as to the Premises being ready for delivery of possession, a certificate furnished by Landlord's architect in charge so certifying shall be conclusive and binding of that fact and date upon the parties. It is agreed that by occupying the Premises as a tenant, Tenant formally accepts the same and acknowledges that the Premises are in the condition called for hereunder, except for items specifically excepted in writing at date of occupancy as "incomplete".

               ARTICLE VI. TENANT'S WORK & LANDLORD'S CONTRIBUTION

        SECTION 6.01 TENANT'S WORK. Tenant agrees to provide all work of whatsoever nature in accordance with its obligations set forth in Exhibit "D". Tenant agrees to furnish Landlord, within the time periods required in Exhibit "D", with a complete and detailed set of plans and specifications drawn by some qualified person reasonably acceptable to Landlord setting forth and describing Tenant's Work in such detail as Landlord may reasonably require and in compliance with Exhibit "D", unless this requirement be waived in writing by Landlord. If said plans and specifications are not so furnished by Tenant within the required time periods, then Landlord may, at its option, in addition to other remedies Landlord may enjoy, cancel this Lease at any time thereafter while such plans and specifications have not been so furnished. No material deviation from the final set of plans and specifications once submitted to and approved by Landlord, shall be made by Tenant without Landlord's prior written. consent, which shall not be unreasonably withheld. Landlord shall have the right to approve Tenant's architect and contractor to be used in performing Tenant's Work, and the right to require and approve insurance or bonds provided by Tenant or such contractors. in due course after completion of Tenant's Work, Tenant shall certify to Landlord the itemized cost of Tenant improvements and fixtures located upon the Premises.

        SECTION 6.02 LANDLORD CONTRIBUTION TO TENANT'S WORK. In addition to Landlord Work to be completed pursuant to Exhibit "C", Landlord shall contribute the amount set forth in Section 1.01 (Q) toward Tenant's Work set forth in Exhibit "D". If Tenant does not spend all of the Contribution to Tenant's Work, then Landlord shall reduce the Base Monthly Rent as set forth in Section 1.01
(L) by $1.00 for each $100.00 of Landlord Contribution which Tenant does not spend.

                                ARTICLE VII. USE

        SECTION 7.01 USE OF PREMISES. Tenant shall use the Premises solely for the purpose of conducting the business indicated in Section 1.01(F) and for purposes ordinarily incidental to such use and only for such purposes and in such manner as are permitted both by the Protective Covenants relating to the University of Utah Research Park and by any existing legislation concerning the Research Park. Tenant shall not make any use of the Premises which might cause cancellation or an increase in the cost of any insurance policy covering the same unless Tenant commits to pay the amount of increase in said insurance premium in addition to other payments set forth in this Lease. Tenant shall not make any use of the Leased Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Tenant shall not commit any waste upon the Leased Premises and shall not conduct or allow any business activity, or thing on the Leased Premises which is an annoyance or causes damage to Landlord, to other sub-tenants, occupants, or users of the Improvements, or to occupants of the vicinity. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Premises. Landlord represents that to the best of its knowledge and understanding, that upon delivery of possession as set forth in Section 5.03, the Building will comply with all currently applicable laws, ordinances and regulations of municipal, county, state and federal authorities.

        SECTION 7.02 HAZARDOUS SUBSTANCES.

                (a) Landlord shall be responsible for removal of any Hazardous Substances that existed at the Project prior to construction or any that Landlord has or does install at the Premises OR Building. After reasonable inquiry, Landlord is not aware of any existing Hazardous Substances within the Project areas.

                (b) Tenant shall not use, produce, store, release, dispose or handle in or about the Leased Premises or transfer to or from the Leased Premises (or permit any other party to do such acts) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law. Upon Tenant obtaining actual knowledge of same, Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Leased Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Leased Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant's notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Leased Premises. "Environmental Laws" shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act; "Hazardous Substance" shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environmental Law. If it is determined that any Hazardous Substance exists on the Leased Premises resulting from any act of Tenant or its employees, agents, contractors, licensees, subtenants or customers, then Tenant shall immediately take necessary action to cause the removal of said substance and shall remove such within ten (10) days after discovery. Notwithstanding the above, if the Hazardous Substance is of a nature that can not be reasonably removed within ten (10) days Tenant shall not be in default if Tenant has commenced to cause such removal and proceeds diligently thereafter to complete removal, except that in all cases, any Hazardous Substance must be removed within sixty (60) days after discovery thereof. Furthermore, notwithstanding the above, if in the good faith judgment of Landlord, the existence of such Hazardous Substance creates an emergency or is of a nature which may result in immediate physical danger to persons AT the Property, Landlord may enter upon the Leased Premises and remove such Hazardous Substances and, if the existence was a result of the act of the Tenant or its employee, agent, contractor, licensee, subtenant, or customers, Landlord may charge the cost thereof to Tenant as Additional Rent.


             ARTICLE VIII. OPERATION AND MAINTENANCE OF COMMON AREAS

        SECTION 8.01 CONSTRUCTION AND CONTROL OF COMMON AREAS. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the buildings or Building, including if any, employee parking areas, truck ways, loading docks, mail rooms or mail pickup areas, pedestrian sidewalks and hallways, landscaped areas, retaining walls, stairways, elevators, utility rooms, restrooms and other areas and improvements provided by Landlord for the general use in common tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord which shall have the right from time to time to establish, reasonable non-discriminatory Rules and Regulations with respect to all facilities and modify and enforce areas mentioned in this Section. Landlord shall have the right to construct, maintain and operate lighting and drainage facilities on or in all said areas and improvements; to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close temporarily all or any portion of said areas or facilities to such extent as may, in the opinion of counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to assign "reserved" parking spaces for exclusive use of certain tenants or for customer parking, to discourage non-employee and non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, the Landlord shall determine to be advisable with a view toward maintaining of appropriate convenience uses, amenities, and for permitted uses by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common facilities referred to above in such a manner as it, in its sole discretion, shall determine from time to time but in any event, Landlord shall maintain the common facilities in a clean, sanitary and safe condition in accordance with applicable laws, rules and regulations. Landlord shall take reasonable measures to minimize to the extent reasonably possible interference with Tenant's business while performing Landlord's common area maintenance responsibilities, but Landlord shall not be liable for any interference resulting from Landlord's prudent performance of said responsibilities. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all Rules and Regulations pertaining to and necessary for the proper operation, security and maintenance of the common areas and facilities. Building and/or project signs, traffic control signs and other signs determined by Landlord to be in best interest of the Building, will be considered part of common area and common facilities.

        SECTION 8.02 LICENSE. All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liabilities nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction, so long as such revocations or diminutions are deemed by Landlord to serve the best interests OF the Building. Notwithstanding the above, Landlord shall not permanently materially alter Tenant's access to or from the Leased Premises.


                  ARTICLE IX. ALTERATIONS, SIGNS, LOCKS & KEYS

        SECTION 9.01 ALTERATIONS. Tenant shall not make or suffer to be made any alterations or additions to the Premises in excess of $5,000 or which may affect the building structure or building HVAC, electrical or plumbing systems without the prior written consent of Landlord. Any additions to, or alterations of the Premises except movable furniture, equipment and trade fixtures shall become a part of the realty and belong to Landlord upon the termination of Tenant's lease or renewal term or other termination or surrender of the Premises to Landlord.

        SECTION 9.02 SIGNS. Subject to the restrictions of the University Research Park and obtaining written prior approval of University Research Park and of Landlord and any required municipal or other public approvals and subject to full conformity with Exhibit "E" Tenant at its own expense, may place a suitable Tenant identification sign on the Building and/or Premises, provided that any such sign shall be in the same general Building location and the general design conforms to the same design and style of other tenant signs on the Building. If any sign is erected prior to obtaining written University Research Park and Landlord approval Tenant shall be required to remove said sign and repair any damage caused thereby at its sole cost and expense. At the termination of this Lease, Tenant shall remove said signs. Tenant shall repair any damage caused by the installation or removal of any Tenant signs. All work shall be completed in a good and workmanlike manner

        SECTION 9.03 LOCKS AND KEYS.

                (a) The building shall be equipped with an electronic card access system at entrance to building as well as primary doors of the Leased Premises. Landlord shall issue, monitor, and program key cards for Tenant and Tenant's employees, as reasonably needed. Tenant shall pay the Landlord's cost for program key cards requested by Tenant. When employment relationships change, Tenant shall cooperate to attempt to retrieve said key cards from employees leaving Tenant.

                (b) Where key access exists, Tenant may change locks or install other locks on doors, but if Tenant does, Tenant must provide Landlord with duplicate keys within twenty four hours after said change or installation.

                (c) Upon termination of this Lease Tenant shall deliver to Landlord all cards and keys to the Premises including any interior offices, toilet rooms, combinations to built-in safes, etc. which shall have been furnished to or by the Tenant or are in the possession of the Tenant.

             ARTICLE X. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

        SECTION 10.01 LANDLORD'S OBLIGATION FOR MAINTENANCE. Landlord shall maintain and repair: (1) the areas outside the Premises including hallways, stairways, elevators, public restrooms, if any, general landscaping, parking areas, driveways and walkways; (2) the Building structure including roof, exterior walls, and foundation; and (3) all plumbing, electrical, heating, and air conditioning systems. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord's supervisory overhead. Except in case of emergency repairs of which Landlord becomes aware of, Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixtures or equipment provided by Landlord. If Landlord does not repair such items within a reasonable time, Tenant may do so on behalf of Landlord and bill the cost thereof to Landlord who shall pay such within twenty (20) days after receipt thereof unless Landlord notifies Tenant in writing that Landlord disputes the repair or cost thereof.

        SECTION 10.02 TENANT'S OBLIGATION FOR MAINTENANCE.

                (a) Tenant shall provide its own janitorial service and keep and maintain the Premises including the interior wall surfaces and windows, floors, floor coverings and ceilings in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting said Premises.

                (b) Tenant shall pay, when due, all claims for labor or material furnished, for work under Sections 9.01, 9.02 and 10.02 hereof, to or for Tenant at or for use in the Premises, and shall bond such work if reasonably required by Landlord to prevent assertion of claims against Landlord.

                (c) Tenant agrees to be responsible for all furnishings, fixtures and equipment located upon the Premises from time to time and shall replace carpeting within the Premises if same shall be damaged by tearing, burning, or stains resulting from spilling anything on said carpet, reasonable wear and teat accepted.

        SECTION 10.03 SURRENDER AND RIGHTS UPON TERMINATION.

                (a) This Lease and the tenancy hereby created shall cease and terminate at the end of the Rental Term hereof, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of Premises from a Tenant holding over to the same extent as if statutory notice has been given.

                (b) Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Premises to Landlord in the same condition as when the Premises were delivered to Tenant or as altered as provided in Section 9.01, ordinary wear and tear excepted. Upon request of Landlord, Tenant shall promptly remove all personal property from the Premises and repair any damage caused by such removal. Obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination shall survive the expiration or other termination of the Rental Term of this Lease.


                      ARTICLE XI. INSURANCE AND INDEMNITY

        SECTION 11.01 LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during all terms hereof, keep in full force and effect a policy of public bodily injury and property damage liability insurance with respect to the Premises, with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence. The policy shall name Landlord, Property Manager (i.e., Woodbury Corporation) and any other persons, firms or corporations designated by Landlord and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance shall include an endorsement permitting Landlord and Property Manager to recover damage suffered due to act or omission of Tenant, notwithstanding being named as an additional "Insured party" in such policies. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant.

        Tenant will indemnify, defend and hold Landlord harmless from and against any and all claims, connection with loss of life, personal injury and/or damage to actions, damages, liability and expense in property arising from or out of any occurrence in, upon or at the Premises or from the occupancy or use by Tenant of the Premises or any part thereof, or occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless caused by the negligence of Landlord its employees, contractors or agents, and to the extent not covered by its fire, casualty and liability insurance. In case Landlord shall, without fault of its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay ALL costs, expenses and reasonable attorney fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

        SECTION 11.02 FIRE AND CASUALTY INSURANCE.

                (a) Subject to the provisions of this Section 11.02, Landlord shall secure, pay for, and at all times during the terms hereof maintain, insurance providing coverage upon the building improvements in an amount equal to the full insurable value thereof (as determined by Landlord) and insuring against the perils of fire, extended coverage, vandalism, and malicious mischief. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Tenant shall have the right, at its request at any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section, together with evidence that the premiums therefor have been paid.

                (b) Tenant agrees to maintain at its own expense such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant's personal property, equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Premises by Tenant or with Tenant's permission shall be so done at Tenant's sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

                (c) Landlord represents that the Premises will be initially designed to permit the operation of Tenant's computer-related business as described to Landlord as of the date of this Lease without any increase in casualty insurance premium. Thereafter, Tenant will not permit said Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums (unless Tenant agrees to pay such increased premiums) in effect just prior to the commencement of this Lease. Tenant agrees to pay as additional rent the total amount of any increase in the insurance premium of Landlord over that in effect prior to the commencement of this lease resulting from Tenant use of the Premises. If Tenant installs any electrical or other equipment which overloads the lines in the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord's insurance.

                (d) Tenant shall be responsible for all glass breakage within the Premises and any exterior glass breakage resulting from acts or negligence of Tenant, its employees, agents, contractors, licensees, subtenants, or customers and agrees to immediately replace all glass broken or damaged, for which Tenant is responsible, with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant's expense, any such broken or damaged glass if not replaced by Tenant within five (5) days after such damage and charge the cost thereof to Tenant. Landlord shall be responsible for replacement of any other damaged glass at the Premises or the Building and shall similarly replace such in the same manner required of Tenant hereunder.

        SECTION 11.03 WAIVER OF SUBROGATION. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.


                          ARTICLE XII. UTILITY CHARGES

        SECTION 12.01 OBLIGATION OF LANDLORD. Subject to the terms of Section
3.03 and unless otherwise agreed in writing by the parties, during the term of this Lease the Landlord shall cause to be furnished to the Premises during standard business hours (7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday), except Holidays, the following utilities and services, the cost and expense of which shall be included in Direct Costs, Metered Costs and/or Basic Costs as appropriately categorized by the Landlord:

        (a)     Electricity, water, gas and sewer service.

        (b) Telephone connection, but not including telephone stations and equipment (it being expressly under-stood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Premises).

        (c) Heat and air-conditioning to such extent and to such levels as, in Landlord's judgment, is reasonably required for the comfortable use and occupancy of the Premises subject however to any limitations imposed by University Research Park or any government agency. The parties agree and understand that the above heat and air-conditioning will be provided Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

        (d)     Snow removal and parking lot sweeping services.

        (e)     Elevator service.

        SECTION 12.02 OBLIGATIONS OF TENANT. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Premises) and ALL other materials and services not expressly required to be provided and paid for pursuant to the provisions of
Section 12.01 above. Tenant covenants to use good faith efforts to reasonably conserve utilities by turning off lights and equipment when not in use and taking such other reasonable actions in accordance with sound standards for energy conservation. Landlord reserves the right at Landlord's sole expense (without reimbursement for such installation and meter costs from Tenant) to separately meter or otherwise monitor any utility usage and to separately charge Tenants for its own utilities, in which case an equitable adjustment shall be made to Base Rental and Tenant's share of Operating Expenses as set forth in this Lease. Additional limitations of Tenant are as follows:

                (a) Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any machine or device at the Premises using current in excess of 208 volts which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Premises for the use designated in Section 7.01 above, nor connect with electrical current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

                (b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises, or for purposes other than those designated in Section 7.01 above, Tenant shall first procure the written consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such service by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

                (c) If and where heat generating devices are used in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Premises, and the entire cost of installing operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

                To the extent that Tenant operates hours in excess of the stated standard business hours, Tenant may cause Landlord to provide services set forth in Section 12.01 (a), (b), (c) and (e) above; however, Tenant shall pay extra hourly utility charges as set forth in Section 1.01(S) herein. If electricity is metered pursuant to Section 3.03(c), then Tenant shall not be required to pay extra electrical charges as electrical usage during 'excess hours' will be metered and charged to Tenant in any case.

        SECTION 12.03 LIMITATIONS ON LANDLORDS LIABILITY. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

          ARTICLE XIII. OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

        SECTION 13.01 OFF-SET STATEMENT. Tenant agrees within ten (10) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement in writing, certifying

                (a)     that this Lease is in full force and effect,
                (b) the date of commencement of the Rental Term of this Lease,
                (c) that rent is paid currently without any off-set or defense thereto,
                (d)     the amount of rent, if any paid in advance, and
                (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant.

        SECTION 13.02 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

        SECTION 13.03 SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon said Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagees or trustees named in said mortgages or deeds of trust shall agree to recognize the Lease of Tenant in the event of foreclosure, if Tenant is not in default and execute a non-disturbance agreement in a form acceptable to Landlord's lender.

        SECTION 13.04 MORTGAGEE SUBORDINATION. Tenant hereby agrees that this Lease shall, if at any time requested by Landlord or any lender in respect to Landlord's financing of the building or project in which the Premises are located or any portion hereof, be made superior to any mortgage or deed of trust that may have preceded such Lease.

        SECTION 13.05 REMEDIES. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments described in this Article XIII upon failure of the Tenant to execute and deliver any of the above instruments within fifteen (15) days after written request so to do by Landlord; and such failure shall constitute a breach of this Lease entitling the Landlord, at its option, to cancel this Lease and terminate the Tenant's interest therein.


                             ARTICLE XIV. ASSIGNMENT

        SECTION 14.01 ASSIGNMENT. Tenant may assign or sublet all or any portion of the Premises, or any part thereof for the same use permitted in Section 1.01
(F), provided that Tenant shall maintain continuing liability for all obligations under this Lease. Tenant may not assign or sublet for any other use without the written consent of Landlord, which consent will not be withheld unreasonably.


                          ARTICLE XV. WASTE OR NUISANCE

        SECTION 15.01 WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Premises, or any nuisance or other act or thing which may disturb the quite enjoyment of any other tenant in the building in which the Premises may be located, or elsewhere within the Building.


                              ARTICLE XVI. NOTICES

        SECTION 16.01 NOTICES. Except as provided in Section 19.01, any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered, or mailed postage prepaid by registered mall, return receipt requested, addressed if to Tenant at the address set forth in Section 1.01 (E), and if to Landlord at the address set forth in Section 1.01(C). Either party may, by notice to the other given as prescribed in this
Section 16.01, change its above address for any future notices which are mailed under this Lease.


                    ARTICLE XVII. DESTRUCTION OF THE PREMISES

        SECTION 17.01 DESTRUCTION.

                (a) If the Premises are partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord, unless Landlord elects not to repair or rebuild as provided in Subsection (b) of this Section 17.01. During the period required for restoration, a just and proportionate part of Base Rent, additional rent and other charges payable by Tenant hereunder shall be abated until the Premises are repaired or rebuilt. Notwithstanding the above, if Landlord cannot reasonably restore the Premises to a tenantable condition within 120 days after the occurrence of the casualty, then Landlord shall notify Tenant and Tenant may elect to terminate this Lease by giving written notice to Landlord within 10 days after receipt of Landlord's notice.


                (b) If the Premises are (I) rendered totally untenantable by reason of an occurrence described in Subsection (a), or (II) damaged or destroyed as a result of a risk which is not insured under Landlord's fire insurance policies, or (III) at least twenty percent (20%) damaged or destroyed during the last two years of the Rental Term, or (IV) if the Building is damaged in whole or in part (whether or not the Premises are damaged), to such an extent that Tenant cannot practically use the Premises for its intended purpose, then and in any such events Landlord may at its option terminate this Lease Agreement by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. Unless Landlord gives such notice, this Lease Agreement will remain in full force and effect subject to this Section 17.01 and Landlord shall repair such damage at its expense as expeditiously as possible under the circumstances.


                (c) If Landlord should elect or be obligated pursuant to Subsection (b) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building any other work or improvements which may have been originally performed or installed at Landlord's expense. If the cost of performing Landlord's obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease Agreement unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose. Tenant shall replace all work and improvements not originally installed or performed by Landlord at its expense.

                (d) Except as stated in this Article XVII, Landlord shall not be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

                           ARTICLE XVIII. CONDEMNATION

        SECTION 18.01 CONDEMNATION. As used in this Section the term "Condemnation Proceeding" means any action or proceeding in which any interest in the Premises or Building is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date possession is taken by he condemning authority. If in excess of twenty-five (25%) percent of the Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. If less than twenty-five (25%) percent of the space is taken and Landlord determines, in Landlord's sole discretion, that a reasonable amount of reconstruction thereof will not result in the Premises or the Building becoming a practical improvement reasonably suitable for use for the purpose for which it is designed, then Landlord may elect to terminate this Lease Agreement by giving thirty (30) days written notice as provided hereinabove. In all other cases, or if neither party exercises its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced in proportion to the ratio of: (1) the area contained in the Premises which is capable of occupancy after the taking; to (II) the total area contained in the Premises which was capable of occupancy prior to the taking. in the event of any termination or rental reduction provided for in this Section, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord, except that Tenant will be entitled to any awards intended to compensate Tenant for expenses of locating and moving Tenant's operations to a new space.

                         ARTICLE XIX. DEFAULT OF TENANT

        SECTION 19.01 DEFAULT - RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after written notice that the same is past due shall have been mailed to Tenant, or any failure by Tenant to perform any other of the terms, conditions or covenants required of Tenant by this Lease within thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall permit this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Tenant hereby waives all compensation for the forfeiture of the term or its loss of possession of the Premises in the event of the forfeiture of this Lease as provided for above. If Tenant has abandoned the Premises and notices are not deliverable to Tenant at the address provided by Tenant for notices, in lieu of mailing, Landlord may conspicuously post such notice for ten (10) consecutive days at the main entrance to or in front of the Premises, and such notice shall constitute a good, sufficient, and lawful notice for the purpose of declaring a forfeiture of this Lease and for terminating all of the rights of the Tenant hereunder.

        SECTION 19.02 DEFAULT - RIGHT TO RE-LET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such reasonable alterations and repairs as may be necessary in order to relet the Premises, and may relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied first to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; second, to the payment of rent or other unpaid obligations due hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court or competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable.

        SECTION 19.03 LEGAL EXPENSES. In case of default by either party in the performance and obligations under this Lease, the defaulting party shall pay all costs incurred in enforcing this Lease, or any right arising out of such default, whether by suit or otherwise, including a reasonable attorney's fee.

               ARTICLE XX. BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

        SECTION 20.01 ACT OF INSOLVENCY, GUARDIANSHIP, ETC. The following shall constitute a default of this Lease by the Tenant for which Landlord, at Landlord's option, may immediately terminate this Lease.

                (a) The appointment of a receiver to take possession of all or substantially all of the assets of the Tenant.

                (b) A general assignment by the Tenant of his assets for the benefit of creditors.

                (c) Any action taken or suffered by or against the Tenant under any federal or state insolvency or bankruptcy act.

                (d) The appointment of a guardian, conservator, trustee, or other similar officer to take charge of all or any substantial part of the Tenant's property.

        Except as set forth herein, neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee, guardian, receiver or assignee for the benefit of creditors or otherwise by operation of law.


                          ARTICLE XXI. LANDLORD ACCESS

        SECTION 21.01 LANDLORD ACCESS. Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times to examine the same, or to show them to prospective purchasers or lessees of the Building, or to make all repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the ninety days prior to the expiration of the Rental Term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants and place upon the Premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon with molestation.


                          ARTICLE XXII. LANDLORD'S LIEN

        SECTION 22.01 LANDLORD'S LIEN. Tenant hereby grants to Landlord a lien upon the improvements, trade fixtures and furnishings of Tenant to secure full and faithful performance of all of the terms of this Lease. Landlord agrees to subordinate its lien to Tenant's equipment financing lender provided such is on the form provided by Landlord.


                           ARTICLE XXIII. HOLDING OVER

        SECTION 23.01 HOLDING OVER. Any holding over after the expiration of the Rental Term hereof shall be construed to be a tenancy at sufferance and all provisions of this Lease Agreement shall be and remain in effect except that the monthly rental shall be double the amount of rent (including any adjustments as provided herein) payable for the last full calendar month of the Rental Term including renewals or extensions.

        SECTION 23.02 SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.


                       ARTICLE XXIV. RULES AND REGULATIONS

        SECTION 24.01 RULES AND REGULATIONS. Tenant shall comply with all reasonable nondiscriminatory rules and regulations which are now or which may be hereafter prescribed by the Landlord and posted in or about said Premises or otherwise brought to the notice of the Tenant, both with regard to the project as a whole and to the Premises including common facilities.


                          ARTICLE XXV. QUIET ENJOYMENT

        SECTION 25.01 QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease and actions resulting from future eminent domain proceedings and casualty losses.


                         ARTICLE XXVI. SECURITY DEPOSIT

        SECTION 26.01 SECURITY DEPOSIT. The Landlord herewith acknowledges receipt of the amount set forth in Section 1.01 (U) which it is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions and agreements; the Landlord may so apply the Security Deposit, at its option; and the Landlord's right to the possession of the Leased Premises for non-payment of rents or for other reasons shall not in any event be affected by reason of the fact that the Landlord holds this Security Deposit. The said sum, if not applied toward the payment of rents in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to Tenant without interest when this Lease is terminated, according to these terms, and in no event is the said Security Deposit to be returned until Tenant has vacated the Leased Premises and delivered possession to the Landlord.

        In the event that the Landlord repossesses Leased Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the said Security Deposit toward damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. In the event of bankruptcy or other debtor-creditor proceedings against Tenant as specified in Article XX, the Security Deposit shall be deemed to be applied first to the payment of Rents and other charges due Landlord for the earliest possible periods prior to the filing of such proceedings. The Landlord shall not be obliged to keep the said Security Deposit as a separate fund, but may mix the same with its own funds.


                     ARTICLE XXVII. MISCELLANEOUS PROVISIONS

        SECTION 27.01 WAIVER. No failure on the part of Landlord or Tenant to enforce any covenant or provision of this Lease shall discharge or invalidate such covenant or provision or affect the right of that party to enforce the same in the event of any subsequent breach. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent to or approval of any subsequent similar act by the other party. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by the waiving party.

        SECTION 27.02 ENTIRE AGREEMENT. This Lease constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all parties.

        SECTION 27.03 FORCE MAJEURE. Any failure to perform or delay in performance by either party of any obligation under this Lease, other than Tenant's obligation to pay rent, shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so falling to perform, to the extent and for the period that such continues.

        SECTION 27.04 LOSS AND DAMAGE. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying all or any part of the premises adjacent to or connected with the Premises or any part of the building of which the Premises are a part, or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas sewer or steam pipes or for any damage or loss of property within the Premises from any cause whatsoever.

        SECTION 27.05 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the Premises are located.

        SECTION 27.06 NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon full execution and delivery thereof by Landlord and Tenant.

        SECTION 27.07 ANTI-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Premises, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, or subtenants in the Premises.

        SECTION 27.08 SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        SECTION 27.09 OTHER MISCELLANEOUS PROVISIONS. This instrument shall not be recorded without the prior written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or "short form" lease for recording purposes which memorandum shall describe the parties, the Premises, the Rental Term and shall incorporate this Lease by reference, and may include other special provisions. The captions which precede the Sections of this Lease are for convenience only and shall in no way affect the manner in which any provisions hereof is construed. In the event there is more than one Tenant hereunder, the liability of each shall be joint and several. This instrument shall be governed by and construed in accordance with the laws of the State wherein the Premises are located. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. Time is of the essence of this Lease and every term, covenant and condition herein contained.

        SECTION 27.10 REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

        ADDITIONAL PROVISIONS: None

      IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

SIGNATURES:

                                        LANDLORD

                                        PARADIGM RESOURCES, L.C., A UTAH
                                        LIMITED LIABILITY COMPANY


                                        By: /s/ W. RICHARDS WOODBURY
                                           -------------------------------------
                                           W. Richards Woodbury, Manager

                                        By: /s/ DON R. BROWN
                                           -------------------------------------
                                           Don R. Brown, Manager


                                        TENANT

                                        PARTNET, INC., A UTAH CORPORATION


                                        By: /s/ DON R. BROWN
                                           -------------------------------------
                                           Don R. Brown, President



                            LANDLORD ACKNOWLEDGMENT


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

     On this 12 day of January, 1999 before me personally appeared W. RICHARDS WOODBURY and DON R. BROWN to me personally known, who being by me duly sworn did each for himself say that he is a Manager of that certain limited liability company known as PARADIGM RESOURCES, L.C., and that the within instrument was executed on behalf of said company by authority granted in said companies operating agreement.



             NOTARY PUBLIC
             STATE OF UTAH
[SEAL]    My Commission Expires              /s/ KIM A. KUBOTA
             June 21, 2001                   -----------------------------------
             KIM A. KUBOTA                   Notary Public
            2677 Parleys Way
          Salt Lake City, Utah 84109

                             TENANT ACKNOWLEDGMENT
                                  (CORPORATE)

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

     On this 12 day of January, 1999 before me personally appeared Don R. Brown, known to me to be the President of Partnet, Inc., the corporation that executed the within instrument, known to me to be the person who executed the within instrument on behalf of the corporate therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.



             NOTARY PUBLIC
             STATE OF UTAH
[SEAL]    My Commission Expires              /s/ KIM A. KUBOTA
             June 21, 2001                   -----------------------------------
             KIM A. KUBOTA                   Notary Public
            2677 Parleys Way
          Salt Lake City, Utah 84109

                                    GUARANTY


      TO INDUCE PARADIGM RESOURCES L.C., a Utah limited company, to enter into that certain Lease Agreement dated the 12 day of January, 1999 by and between PARADIGM RESOURCES L.C., a Utah limited liability company, and Don Brown hereby guarantees to PARADIGM RESOURCES L.C., a Utah limited liability company, the Landlord, and its successors and assigns the due and punctual payment of all rent thereunder, and the performance of all covenants, conditions and agreements to be paid or performed by Tenant in or under the foregoing Lease.

      Notwithstanding the above, the dollar amount of this Guaranty is expressly limited amount of the "unamortized value" of the Landlord's Contribution to Tenant's Work plus any interest accrued at fourteen (14%) percent per annum from the date of demand for payment under this Guaranty to the date of actual payment. Said "unamortized value" shall be product calculated by multiplying the Landlord's Contribution to Tenant's Work as set forth in Section 1.01 (Q) as adjusted pursuant to Section 1.01 (T) by a fraction the denominator of which shall be sixty (60) and the numerator of which shall be the number of months remaining in the lease term for which rent has not been paid.

     The undersigned waives any demand for performance upon Tenant and any notice to the undersigned of non-payment or non-performance by Tenant and hereby waives all suretyship defenses. The undersigned further consents to any indulgences granted or allowed to Tenant, including but not limited to granting of extensions of times for payment or taking of any notes or other obligations or any security for payment of sums due or to become due, without notice to the undersigned and without thereby in any manner releasing or affecting the liability of the undersigned.

     DATED JANUARY 12, 1999


                                             /s/ DON R. BROWN
                                             -----------------------------------
                                             Don R. Brown


                                 ACKNOWLEDGMENT

STATE OF UTAH       )
                    : ss.
COUNTY OF SL        )

     On this 12 day of JANUARY 1999 personally appeared before me Don R. Brown, signer of the foregoing instrument, who duly acknowledged to me that he executed the same.

             NOTARY PUBLIC
             STATE OF UTAH
[SEAL]    My Commission Expires              /s/ KIM A. KUBOTA
             June 21, 2001                   -----------------------------------
             KIM A. KUBOTA                   Notary Public
            2677 Parleys Way
          Salt Lake City, Utah 84109

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

      Beginning at a point on the northwesterly right-of-way line of Chipeta Way said point being South 44(degrees)00'00" West along the monument line 546.107 feet and North 46(degrees)00'00" East 52.00 feet from a Salt Lake City monument located at the P.T. of Chipeta Way and running thence South 44(degrees)00'00" West along said northwesterly right-of-way line 43.261 feet to a point of curvature; thence along the arc of a 660.000 foot radius curve to the right and said northwesterly right-of-way line, through a central angle of 24(degrees)00'07", 276.484 feet to a point of compound curvature; thence along the arc of a 45.000 foot radius curve to the right, through a central angle of 81(degrees)21'51 ", 63.903 feet to a point of reverse curvature, said point also being on the northeasterly right-of-way line of Arapeen Drive; thence along the arc of a 600.575 foot radius curve to the left, through a central angle of 18(degrees)21'58", 192.515 feet to a point of tangency; thence North 49(degrees)00'00" West along said northeasterly right-of-way line 484.077 feet; thence North 41(degrees)00'00" East 300.000 feet; thence South 49(degrees)00'00" East 800.892 feet to the point of beginning.

                                   EXHIBIT "C"

                                 LANDLORD'S WORK

     The following is a description of the construction, and limitations of same, which will be provided exclusively by the Landlord at Landlord's expense unless indicated otherwise herein. The basic site, common areas, and building shell improvements will be provided by Landlord in accordance with plans and specifications, prepared by Landlord's Architect, and shall be of a type and quality indicated herein or determined by Landlord's Architect. Where two types of materials, structures, or installations are indicated, the option will be exclusively with the Landlord.

A.    GENERAL

      1. CODE COMPLIANCE: Work shall satisfy all regulatory agency requirements having jurisdiction over the project, including but not limited to, meeting all applicable building codes, regulations and ordinances in force and adapted by the local municipality, County and State building officials. The project shall comply with the provisions of the Americans With Disability Act (ADA) in regard to site and building accessibility, and parking requirements.

      2. GENERAL CONDITIONS: Work shall include all usual and customary costs for General Conditions associated with Landlords work, including but not limited to the following:

            a. Liability and builder's risk insurance;

            b. Costs for permits, sewer and water connection fees, etc.;

            c. Sales and use taxes;

            d. Temporary field offices, toilet facilities, supplies and equipment;

            e. Miscellaneous equipment rentals;

            f. Trash removal and clean-up;

            g. Survey, staking & layout;

            h. Jobsite field supervision;

            i. Mobilization;

            j. Temporary utility hook-ups and expenses for water, electricity and telephone;

            k. Quality assurance, including materials testing, inspections and special inspections;

            l. No performance and payment bonds are provided but Landlord warrants the completion of the work, and agrees to make payment for all obligations pertaining to Landlord's work.

      3. WARRANTY: All work shall have a minimum of one (1) year general building warranty from the date of initial building completion, five (5) years for HVAC compressors, and ten (10) years roof membrane and flashings.

      4. ENGINEERING: All construction shall be performed according to the recommendations contained in Geotechnical Investigation and other engineering reports specific to the site, and in accordance with good engineering and design practices.

B.    SITE WORK

      1. EARTHWORK AND DRAINAGE: Perform all earthwork, excavation, grading, and preparation of building pads and parking lot areas to receive final finishes. Site to be graded to provide adequate site drainage, including storm water retention areas, culverts, catch basins, drywalls, and other storm water appurtenances. Storm water retention may occur in parking areas and drives except at principal entries and access points.

      2. CONCRETE: Install all exterior concrete, curb and gutter, vertical curbs, valley gutters, sidewalks, retaining walls, transformer and trash enclosure pads, and patio areas.

      3. LANDSCAPING: Furnish and install landscaping and automatically controlled underground sprinkler systems in planters around the perimeter of the building and parking lots where indicated on the Site Plan - Exhibit "A". The general character and quality of such landscape improvements shall be similar to that provided at other adjacent buildings.

      4. PARKING LOT PAVING: Install all parking lot improvements, asphalt paving, striping, and signage substantially in accordance with the Site Plan - Exhibit A. Parking to be laid out in a 90E configuration with designated handicapped parking stalls and signage, and ten (10) designated guest parking stalls near the main building entrance.

      5. UTILITIES: Provide all utility mains including culinary water, fire protection, storm drainage, sanitary sewer, gas, electrical, and telephone and install in accordance with the governing municipal and utility company standards. Utility lines shall be sized to meet the requirements of the intended building use and those set forth in this Exhibit C and Exhibit D.

      6. POWER AND TELEPHONE: Extend power and telephone mains to electrical rooms and provide distribution panels at a central location as more specifically described herein. Fiber optic service, if available, to be provided exclusively by the telephone utility at the request of the Tenant. Cost, if any, of fiber optic systems is not included in Landlord's work.

      7. TRASH ENCLOSURE: Provide one (1) trash enclosure to contain a standard sized dumpster, located where shown on Site Plan. The enclosure shall be a minimum of 5' high, constructed of materials and finishes compatible with the exterior building and shall include access gates, concrete-filled protective pipe bollards and a concrete housekeeping pad and apron.

      8. EXTERIOR LIGHTING: Provide parking lot lighting throughout the site which shall consist of 30'-0" high pole-mounted fixtures on raised concrete bases, with spacing and lamp sizes to achieve a minimum lighting level of 1.5 footcandles to ensure nighttime security for employees and to enhance the property. Provide soffit or wall-mounted fixtures at all building entrances and exits.

      9. EXTERIOR SIGNAGE: See Exhibit 'E' Sign Criteria.

C.    SHELL BUILDING

      1. SUPERSTRUCTURE: Construct a three-story building consisting of steel structural support members on continuous concrete or spot footings of the shape, size, and configuration as shown on Exhibit "A-1". All work to be in accordance with plans and specifications prepared by Landlord's Architect and as follows.

            a. FOUNDATION: Design and install a concrete foundation system to resist all superimposed horizontal and vertical loads based upon the recommendations of the geotechnical investigation report and customary structural engineering practices.

            b. SLAB-ON-GRADE: The slab-on-grade shall be a minimum of 4" thick, 3,000 psi concrete, with welded wire fabric reinforcing, supported on a 4" aggregate base course. Sawcut control joints at spacing intervals recommended by the structural engineer. Slabs shall be constructed with a flatness tolerance of 1/4" in 10' radius.

            c. COLUMNS: Structural columns shall be steel tube, wide flange or pipe, spaced at approximately 28'0" x 30'0" typical.

            d. STRUCTURAL FRAME. Combination of wide flange beams and girders with open web steel joist and girder/beams and composite steel and concrete suspended floor deck. Spacing to be as required to support suspended loads and support appropriate lateral and vertical loads. Lateral loads to be resisted utilizing moment frame design

            e. SUSPENDED FLOOR SLABS: 6" concrete on 3" steel deck capable of supporting a live load of 80 lbs. per square foot, and a dead load of 20 lbs. per square foot, with a designed vibration frequency rating not more than 16,000 micro-in./sec.

            f. ROOF STRUCTURE: To be a combination of steel beam and open web steel joist and girder with steel deck. Roof structure shall slope to perimeter roof drains/scuppers at a minimum pitch of 1/4' per 1'-0". Provide built-up crickets around the building perimeter and at rooftop equipment to divert run-off toward roof drains.

            g. CLEARANCE: The clear height from floor to the underside of the first floor and structure above shall be 12'6" at the lowest point and from the wombsecond and third floors to the floor or roof structure above at the lowest point shall be 12'0" with approximately 2'0" depth of structural support joists. Floor to floor height between first and second floor is 15'0" and between second and third floors and the roof is 14'6" total.

      2. EXTERIOR ENCLOSURE: To be a combination of load bearing masonry, masonry veneer, and window wall more or less as depicted on Exhibit A-1.

            a. STRUCTURAL FRAME: To be covered with colored and/or decorative masonry units in a decorative configuration of colors, textures, and coursing that will provide relief to the primary building wall material. Veneers to use standard or large size brick units.

            b. GLAZING: Glazing shall be provided around the building perimeter, utilizing a combination of floor-to-ceiling storefront systems, full height slab-to-roof curtain wall systems and "ribbon" or strip window openings. The extent of glazing shall be as shown on the attached Exhibit A-1. Vision glass and spandrel panels shall consist of 1" thick tinted or reflective, insulated units set in manufacturer's standard color anodized aluminum frames.

            c. ENTRANCE DOORS AND HARDWARE: The main building entrance shall match the shell building glazing systems. A pair of main entrance doors and vestibule shall be provided with sidelights and manufacturer's standard push/pull entrances hardware assemblies. Secondary employee entrances shall be provided matching the shell building glazing systems with a single door and sidelight and manufacturers standard push/pull entrance hardware assembly. Entrances to be equipped with electronic key pad or card reading security lock mechanism at Landlord's option.

            d. EXTERIOR EXIT AND MAN-DOORS AND HARDWARE: Where a exterior door is for service use only, Landlord may provide a standard, painted, hollow-metal door and frame. Provide lockset-type hardware, closures and exit devices as required by code and to maintain building security.

            e. LOADING DOCK: Provide covered loading area with a 6'0 by 8'0 double door at grade and secure area for temporary storage of delivered supplies and materials.

      3. ROOF: Roof structure to be designed to carry imposed equipment, structural and snow drift loads and a 30 pound live load. Roof membrane and roofing appurtenances to generally be as follows:

            a. MEMBRANE: To be a single-ply 60 mil un-reinforced or 45 mil reinforced mechanically fastened or ballasted EPDM membrane system. Provide a ten (10) year manufacturer's roof warranty.

            b. INSULATION: Roof insulation shall provide a minimum insulating value of R-19. Roof insulation shall be rigid board-type installed over the deck or fiberglass batt below the deck or combination thereof.

            c. DRAINAGE: The roof structure shall be designed and constructed to slope to perimeter roof drains and interior roof leaders that extend exposed down the inside face of the exterior walls. Primary drains to connect underground to storm water system. Over flow drains to be provided with turnouts daylighting at on-grade concrete splash blocks.

            d. ROOF ACCESS: Provide one (1) 2'-6" x 3'-0" interior roof hatch, with metal ships ladder, safety "ladder-up" post device and padlock, or at Landlord's option, extend a stairway to roof.

            e. ROOF CURBS: Provide permanent roof curbs, integrated into the roof structure, at all roof-mounted equipment.

            f. ROOF FLASHING: Provide a minimum of 24 gauge sheetmetal flashing, counter-flashing and reglets where necessary to establish a weather tight and moisture resistant condition.

            g. ROOF-MOUNTED EQUIPMENT SCREENING: Extend perimeter walls above the roof deck to a sufficient height, or construct equipment screen walls, to satisfy the local municipality's requirements for visually screening all roof-mounted equipment.

D.    COMMON AREAS, LOBBIES, CORRIDORS, AND RESTROOMS

      1. RESTROOMS FOR TENANT'S OCCUPYING FULL FLOORS: Tenant shall have independent restrooms for its exclusive use which shall be constructed as part of the "Additional Work To Which Construction Contribution Is Applied" or to "Tenant Work".

      2. RESTROOMS FOR TENANT'S OCCUPYING PARTIAL FLOORS: Landlord shall construct men's and women's restrooms containing the number of stalls required by code in conformance with the American's With Disabilities Act and with finishes indicated.

            a. FINISHES: Floors to have ceramic tile with tile base. Wet walls to be ceramic tile. Other walls to have vinyl wall coverings over gypsum board. Ceilings to be painted gypsum board. All colors and types to be as selected by Landlord's architect.

            b. ACCESSORIES: Provide floor mounted enameled metal toilet partitions; and stainless steel or chrome plated surface mounted paper holders, coat hooks, grab bars, mirrors, soap dispensers, paper towel dispensers, waste receptacles, and sanitary napkin dispensers all in accordance with codes.

            c. MILLWORK: Provide artificial marble or laminate covered counter tops and drop panels with recessed ceramic or integral artificial marble walls bowls, Utilize chrome plated brass-bodied, electronically operated flush valves and faucets.

      3. COMMON AREAS: Common lobbies will be created at each main building entrance together with stairways, elevator, elevator equipment, janitor's mechanical and other such rooms which serve and/or are available for use by all tenants within the building. Such common facilities may also include restrooms on floors serving multiple tenants and connecting corridors where deemed necessary.

      4. PUBLIC AREA FINISHES: Common lobbies, stairways, and corridors shall have all finishes provided as follows:

            a. WALLS: Walls to be exposed decorative masonry, marble or ceramic tile, or gypboard. All gypboard walls to be either painted or covered with vinyl wall coverings or tile as selected by Landlord's architect.

            b. FLOORS: To have ceramic or marble tile and/or carpet. Carpet to be cut pile and/or loop nylon, 32 oz. minimum face weight, either stretched over pad or direct glued to floor surface at the option of Landlord's architect.

            c. BASE AND TRIM: Floor base to either be 6" high ceramic or marble tile or wood (stained or painted) as selected by Landlord's architect. Walls may also include other wood trims, chair rails, or crown molds as may be selected by Landlord's architect to achieve a pleasing and attractive decor.

            d. CEILINGS: To be a combination of suspended painted gypboard and 2'0" x 2'0" acoustical tile and grid. Acoustical tile to have beveled or tegular edge on 1" wide grid. Colors to be as selected by Landlord's architect.

      5. INTERIOR DOORS AND HARDWARE: Landlord shall provide 3'-0" x 7'-0" solid core wood doors with hollow metal or wood frame at Landlord's option, stained and finished on all interior doors within or adjoining common areas. Hardware will typically include 1-1/2 pair hinges, door stop, and commercial grade lockset. Closer and rated assemblies to be provided where required by code.

      6. TENANT ENTRANCE DOORS AND SIDELIGHTS: To be provided between common lobbies and Leased Premises. Assemblies to be constructed and rated in accordance with codes. Doors to be flush panel solid core wood 3'0" x 7'0" with adjoining sidelight in painted hollow metal frames together with 1-1/2" pair hinges, door stop, and closer. Sidelight(s) to be 2'0" x 7'0" minimum width with clear wired/tempered glass. Entrances to be equipped with electronic card reading security lock mechanism or standard mortise type lockset with deadbolt at Landlord's option.

      7. EQUIPMENT AREA FINISHES: Provide mechanical and/or service and equipment areas including walkways, trash rooms, janitors rooms, common electrical rooms, mechanical rooms and shafts. Finishes to be as follows:

            a. WALLS: Painted gypboard.

            b. FLOORS: Sealed concrete or vinyl composition tile as selected by Landlord's architect.

            c. BASE: 4" coved vinyl base where provided. Penthouse mechanical rooms will have no base.

            d. CEILINGS: Suspended gypboard, 2'0" x 4'0" acoustical tile, or exposed to structure as deemed appropriate by Landlord's architect.

      8. HVAC AND LIGHTING: All common areas shall include complete HVAC system, distribution, ventilation, controls, and finishes, and complete electrical power service and lighting. Lighting in common lobbies and corridors to either be recessed cans with fluorescent lamps, lay-in parabolic fixtures, or other decorative fixture as selected by Landlord's architect.

      9. ALTERATIONS: Landlord reserves the right to make any additional changes, modifications, alterations, or additions to common areas utilizing a design and materials as determined appropriate by Landlord's Architect to achieve overall building design schemes developed by Landlord's Architect.

      10. DEMISING WALLS: Landlord shall install demising partitions between common lobbies, corridors, stairways, restrooms, and leased premises which shall be one-hour fire-rated and constructed of masonry or steel studs and 5/8" gypsum board. Such partitions shall extend from floor to underside of roof or floor construction above. No gypsum board to be installed on Tenant side of demising walls, corridors, and exterior walls. Make

E. LANDLORD'S WORK WITHIN THE PREMISES (PAID FOR LANDLORD AS PART OF SHELL CONSTRUCTION)

      1. UTILITIES: Basic functional main utility lines and systems shall be provided to all common facilities and to mechanical equipment, central telephone, and electrical rooms or panels on each floor or within the Leased Premises as indicated:

      2. HEATING, VENTILATING AND AIR CONDITIONING (HVAC): The facility shall contain a complete heating, ventilating and air conditioning system, consisting of common boiler, chiller, air handling fans, building exhaust, relief, and makeup air fans, water towers, and other central mechanical equipment required for a variable air volume distribution system. The HVAC system shall be designed to meet ASHRAE standards and shall be based upon the occupancy levels and loading conditions indicated herein. Central mechanical equipment shall be housed in a mechanical room in or around the central core of the building or where otherwise determined necessary.

            a. DESIGN CRITERIA: The HVAC system shall be designed to maintain the facility with an inside design temperature between 74E F and 78E F dry bulb summer and 68E F and 70E F dry bulb winter when outside temperatures are 8E F dry bulb winter and 95E F dry bulb - 66E F wet bulb summer. Internal gain design shall be based upon 2.75 watts per square foot lighting maximum, 4 watts per square foot power and miscellaneous maximum, and 1 person per 100 sq. ft. of net usable building area. Ventilation shall be 15 CFM per person.

            b. ZONES: The mechanical engineering design shall incorporate perimeter and interior zones, based upon solar exposure. Landlord to initially provide VAV boxes and controls for one zone per 2,000 sq. ft. of gross leaseable area.

            c. DUCTWORK: The base HVAC system shall include all central plant equipment, sheetmetal plenum drops, medium pressure supply air loop, and branch takeoffs with VAV boxes to each zone. Return air collection shell generally be by means of open air plenum above ceiling. A return air collection branch duct will be provided to within the Leased Premises for connection of laboratory return and / or exhaust air. Main supply ductwork shall be entirely insulated. Return air collection ductwork to be un-insulated.

            d. EXHAUST AND RELIEF AIR FANS: Provide central roof-mounted power exhaust fans and shafts, with factory curbs, and branch ductwork extended to Leased Premises to which tenant exhaust systems may attach. Exhaust and makeup air capacity shall be 150 cfm per 1,000 sq. ft. of gross leaseable area. Additional capacity is available for laboratory areas, fume hoods, etc. if needed at a cost of $1,000.00 per 1,000 cfm.

            e. TEMPERATURE CONTROL: The operation of each VAV box shall be controlled by a temperature sensor located within the zoned space. All temperature sensors and smoke detectors shall be interconnected with an energy management and monitoring system with pre-set limited controls adjustable from within the Premises.

            f. ENERGY MANAGEMENT SYSTEM (EMS): The HVAC system shall be controlled by a computerized energy management system, sufficient in capacity to monitor and control the operation of each piece of mechanical equipment during normal business hours, as well as after hour occupancy. The system shall also have the capability for lighting control and to interface with smoke detectors, fire alarm and security hardware devices.

            g. HOURS OF OPERATION: Unless indicated otherwise in this Lease, mechanical systems shall operate during all normal business hours from 7:00 a.m. to 6:00 p.m. five days per week and 8:00 a.m. to 1:00 p.m. on Saturdays, except on holidays. Each leased space shall be equipped with one keyed manual, timed override switch per approximately 6,000 sq. ft. to permit operation of mechanical systems during after hours or weekend and holiday periods. Tenant to pay additional rent at Landlord's customary standard rate for off hours mechanical operation.

            h. OTHER: All other HVAC secondary distribution supply and return air ductwork, registers, diffusers, grills, dampers, etc. shall be supplied as part of "Work Included To Which Construction Contribution Is Applied".

      3. PLUMBING: The building plumbing system shall include all main utility piping to the Leased Premises together with piping necessary for interior storm piping (roof leaders) and piping insulation; and all HVAC central equipment piping and branch distribution piping to VAV boxes supplied by Landlord. Plumbing systems to common facilities and exterior hose bibs to also be provided.

            a. WATER: Provided in ceilings above restrooms, janitor's rooms, mechanical rooms, etc. A 1-1/2 inch water supply and shutoff valve to be provided to each leased premises.

            b. SEWER: Underground mains to be extended to restrooms, janitor's rooms, etc. A four (4) inch sewer line to be provided to each leased premises of sufficient depth to enable sewer access to all points within the premises.

            c. NATURAL GAS: None provided except as required to common boilers, HVAC equipment, and water heaters. Gas is available for Tenant at Tenant's cost for extending service and making a separate metered connection at gas service meter center.

            d. OTHER GASES: None provided. All such facilities and piping to be provided by Tenant.

      4. AUTOMATIC FIRE SPRINKLER SYSTEM: An overhead wet, fully automatic fire sprinkler system shall be provided, consisting of a main fire riser, horizontal distribution piping, and a combination of upright sprinkler heads at exposed areas and pendent sprinkler heads at finished ceiling conditions. The fire sprinkler system shall be designed for Light Hazard Group density in accordance with NFPA 13. supplied by Tenant. Landlord shall provide a complete system within the shell building and one drop and head per 130 sq. ft. within Leased Premises.

            a. MONITORING: The fire sprinkler system shall incorporate all requirements of the local Fire Marshal. The fire sprinkler riser shall include electric alarm, water flow valve, and tamper devices for hook-up to a fire alarm monitoring service.

            b. CODE: All sprinkler piping shall be installed in accordance with NFPA 13 for seismic protection as required by local codes.

            c. OTHER: In IDF, Main Server Rooms, Computer Rooms, and other special areas, fire suppression units shall be supplied as part of "Work Included To Which Construction Contribution Is Applied".

      5. ELECTRICAL: Main building electrical systems to be provided of sufficient size and capacity to accommodate Tenant's needs including main electrical service which shall be brought from the closest available electrical utility power source to a utility owned transformer and from such transformer to interior service entrance sections located in a building main electrical room.

            a. POWER: Power to be of a sufficient size to accommodate Tenant's requirements as described herein. Main service to either be 277/480 volt with step down transformers for 120/208 volt receptacles and equipment or 120/208 volt power supply throughout in a three phase, four-wire configuration.

            b. DESIGN CRITERIA: Tenant's designed power capacity shall be based upon an occupancy load of 1 person per 100 sq. ft. of net usable area, with 6 watts per square foot general and miscellaneous power use, and 2.75 watts per sq. ft. lighting.

            c. PANELS: The service entrance section cabinet, current transformers, metering sections, main distribution panels and sub-panels shall be consolidated in an Electrical Room located in or around the central core of the building. To the extent determined advisable by the electrical engineer, if determined to be more economical, subpanels may be provided in locations outside of the main electrical room subject to approval of Tenant as to location. Panels to be of sufficient size to handle Tenant's requirements and to include main disconnect switch, together with wiring and raceways between main distribution cabinets and panels.

            d. POWER METERS: Power circuitry to accommodate Tenant's requirements for receptacles and equipment shall be 120/208 volt throughout in a three phase, four-wire configuration. Consumption shall be measured by means of a sub-meter placed around all power circuits used by Tenant. Tenant shall pay as additional rent for all power usage. Amount shall be determined by multiplying the watt hours used by the standard rate charged by the municipal power utility company.

            e. LIGHTING: All ceiling lights to be 277/480 volt. Lights to be operable during all normal business hours as indicated herein and monitored to automatically shutoff at the close of normal operating hours. Leased Premises to be equipped with one keyed manual, timed override switch per approximately 6,000 sq. ft. to permit operation of ceiling lighting during after hours or weekend and holiday periods. Tenant to pay additional rent at Landlord's customary standard rate for off hours lighting operation

            f. TELEPHONE: Landlord to provide main telephone service trunk line into building and main cable to telephone equipment rooms on each floor. All terminations, cross-overs, and distribution wiring from panels to the various equipment and receptacles shall be supplied as part of "Work Included To Which Construction Contribution Is Applied".

            g. EMERGENCY POWER: Landlord has provided a diesel powered emergency generator to serve building emergency power needs with additional capacity for Tenant usage. Tenant may connect to the emergency power system at a cost of $350.00 per kilowatt of capacity. Tenant to pay all costs related to the extension of emergency circuits to Tenant's Leased Premises from central panels located on each floor.

            h. OTHER: All other electrical power distribution systems from panels to the various electrical equipment receptacles lighting, data, and telephone cabling, etc. shall be supplied as part of "Work Included To Which Construction Contribution Is Applied".

F.    PLANS AND SPECIFICATIONS

      1. SHELL DRAWINGS: Landlord shall initially prepare all final construction drawings, details, and specifications completely describing site and building improvements for Landlord provided work and building shell construction. Landlord shall pay all costs and engineering fees required and related thereto.

      2. TENANT SPACE LAYOUT AND DESIGN: Landlord shall provide building shell construction drawings to Tenant's space planner/architect. Space planner shall prepare a preliminary space layout plan showing the configuration of various spaces desired within the Leased Premises. Such drawing shall be prepared on CAD using Landlord's shell building configuration. Landlord's architect shall review such drawing, discuss any required modifications until the layout meets Landlord and Tenant's mutual approval. After approval of space layout drawing Tenant's space planner shall provide the following additional services:

            a. REFLECTED CEILING PLAN: To show the layout of lay-in ceilings and the location of all desired lay-in light fixtures, recessed cans, and other decorative lighting if any.

            b. ELECTRICAL POWER PLAN: To show the location of all electrical outlets, telephone or data connection points in fixed walls, special equipment, power poles if any, or other points of connection of electrical power to tenant landscaped furniture systems. Plan should include a complete description of the power requirements to each work station, conference rooms, server room, computer room, or other designated spaces.

            c. FINISH SCHEDULE: A schedule of finishes for each room, including specification or description of each finish material, paint color, floor covering, tile colors, etc.

            d. ELEVATIONS AND DETAILS: Elevations, details, or other information requested by Landlord's architect showing cabinetry and millwork or other special details and finishes.

            e. SPECIFICATIONS: Written data or cut sheets with respect to materials and finishes or other accessories, fixtures, hardware, and installations requested by Tenant to be provided by Landlord.

      3. TENANT CONSTRUCTION DRAWINGS: Upon receipt of final Tenant layout drawings reflected ceiling plans, power plans, etc. Landlord shall prepare final engineered working drawings including mechanical, plumbing, and electrical drawings completely describing all work to be performed related to Tenant's interior finishes and work required to which construction contributions is to be applied. Tenant shall pay Landlord 65 cents per sq. ft. of gross leaseable area for the cost of final engineering required and related thereto.

      4. TENANT'S APPROVAL: Tenant shall review final construction drawings. Any changes required shall be promptly communicated to Landlord who shall revise the construction drawings and re-submit to Tenant until such drawings are satisfactory and agreeable to Tenant in all respects. Landlord will not commence construction of Tenant's interior finishes until receipt of written approval from Tenant of final construction plans.

      5. TIMING: All plans and approvals or comments thereto shall be communicated by Express Mail and where possible fax. Upon submission of plans to either party, reviews and responses shall be given within five (5) working days of receipt thereof. All plans shall be prepared as expeditiously as reasonably possible so as to not delay construction. It is the intent that plans for interior tenant finishes be completed within 45 days after the date of the Lease.

      6. DEVIATIONS: Landlord may make minor deviations to the approved plan where deemed necessary by Landlord's Architect due to site conditions or where good engineering and design may so dictate provided the aesthetic effect or function of the space is not materially altered.

      7. TENANT'S REPRESENTATIVE; RESPONSIBILITIES: Tenant shall designate an individual to be considered as Tenant's representative who shall have authority to approve and/or initiate changes with respect to Tenant's finish work. Unless specifically notified otherwise, Landlord may rely on the directives or instructions given by Tenant's representative and Tenant shall accept all decisions and be responsible for the payment of all cost for work related to changes or other improvements within the Lease Premises, as implemented under the direction of the representative.

G.    CONSTRUCTION OF TENANT'S LEASED PREMISES

      1. GENERAL: The construction of Tenant's improvements shall generally be by Landlord in accordance with the procedures and criteria herein. Tenant shall be responsible for the entire cost thereof except to the extent that a Tenant Improvement Allowance or Construction Contribution is specified in the Lease. Tenant interior finish plans showing all Tenant finish construction to be performed by Landlord will be prepared as indicated above.

      2. CONSTRUCTION PROCEDURE: Tenant finish plans shall be separately bid from other construction work within the facility. Landlord shall obtain a minimum of three proposals. Tenant shall review such proposals and may request changes and modifications thereto to implement cost savings or other requirements. Landlord will not commence construction until receipt of Tenant's written approval of cost proposals, authorization to proceed, and payment of any deposit is made.

      3. PAYMENT: Tenant may either provide a letter of credit in a form and from a financial institution acceptable to landlord in the full amount of the construction cost, or deposit funds in the full amount of the construction cost in an escrow account upon which Landlord may draw, or provide some other assurance acceptable to Landlord that Tenant has the financial capacity to pay for its construction obligation. Where a Construction Allowance or Contribution is provided by Landlord, Tenant shall only be required to provide evidence or deposit funds in the amount by which the construction cost exceeds Landlord's contribution.

      4. PROGRESS PAYMENTS: Tenant shall pay 50% of the payment required pursuant to Section 6.3 above and the remaining fifty (50%) percent shall be paid on or before January 15, 1999. Late payments to be assessed an interest charge at a rate of one percent (1 %) per month.

      5. INSPECTION: Upon completion of the work, Tenant and Landlord shall jointly inspect the space and prepare a deficiency list which describes any defects or incomplete work. Landlord's contractor shall immediately make any necessary corrections.

      6. CONSTRUCTION BY TENANT: In the event that this Lease requires Tenant's interior finish to be constructed by Tenant or a contractor hired directly by Tenant, all procedures regarding the preparation of plans and construction drawings shall remain as indicated herein. The procedures regarding bidding, contracting for, and payment described herein shall not apply. Tenant may not proceed with any construction until all plans have been approved in writing by Landlord. Tenant shall perform all work in accordance with Exhibit "D".

H. ADDITIONAL WORK WITHIN TENANT'S LEASED PREMISES TO BE PROVIDED BY LANDLORD. (BEYOND THAT DESCRIBED ABOVE OR THAT WHICH CURRENTLY EXISTS).

      None

I.    WORK PROVIDED BY LANDLORD TO WHICH CONSTRUCTION CONTRIBUTION IS APPLIED.

      1. DRYWALL CONSTRUCTION: All drywall surfaces shall be prepared for a smooth painted finish.

            a. PERIMETER, DEMISING, AND AREA SEPARATION WALLS: Install 5/8" Type X sheetrock extending from floor to window sill and from window head to the underside of deck above, or where no windows exist from floor to underside of deck. Fire tape as required to achieve a 1-hour rating and install rockwool, other acceptable insulation, or otherwise fill voids between top of wall and deck flutes on all rated assemblies. Provide 2 layers of 5/8" sheetrock on area separation wall to achieve 2-hour rated assembly. Make allowance for deflection at top track

            b. INTERIOR PARTITIONS: Conference rooms, server rooms, and other designated walls to be constructed of 3-5/8" metal studs at 24" o.c., with sound insulation and 5/8" sheetrock on both sides extending full height. Sheetrock shall be taped, sanded and ready for wall finishes. Provide fire rated partition assemblies where required by code. Partitions dividing other Tenant rooms shall be similarly constructed except that no sound insulation will be installed and partitions shall extend to approximately 6" above the finished ceiling height. Ceiling height is generally at 9'-0". In laboratory or other wet areas use water resistant sheetrock.

            c. COLUMNS: All perimeter and interior columns except tube columns not engaging any partition wall shall be furred out with metal studs and 5/8" gypsum board to 6" above finished ceiling. Sheetrock shall be taped, sanded and ready for finishes.

            d. CEILINGS: Restroom, janitor's room, or other areas designated by Tenant's space planner shall be suspended sheetrock on metal tracks, taped and finished, ready for paint. Storage, equipment or other special purpose rooms may be left exposed to the structure where approved by Landlord.

      2. DOORS, FRAMES & HARDWARE: Tenant interior doors, frames and hardware shall be consistent with those to be supplied by Landlord as part of building shell construction and as follows.

            a. DOORS: Restroom and utility room doors shall be 3'-0" x 8'-0" solid core, clear maple/with plain sliced veneers, or plastic laminate clad doors, clad to match; pre-machined for hardware. Provide UL fire rating labels as required.

            b. FRAMES: All frames shall be 8'-0" height of welded hollow metal construction with painted finish or pre-finished three piece metal construction with snap on covers (Timely). Provide UL fire rating labels as required.

            c. HARDWARE: Provide a complete assembly of hardware for each door, including locksets with lever handles, 1-1/2 pair hinges, and door stops. Provide door closers where required by code. Hardware shall be commercial grade, have a clear aluminum (26D) finish, and meet the requirements of the ADA, where applicable. Keying shall be coordinated with building shell.

            d. DOORS WITH SIDELIGHTS: Frames used in conjunction with doors with sidelights to be clear anodized aluminum. Openings to match standard details and to extend from floor to height of door with intermediate, horizontal divider at 30". Provide clear tempered glass. Where wireglass is required by code, use type with square vertical and horizontal pattern.

      3. WALL FINISHES: All interior sheetrock walls shall receive a standard three coat paint application. Colors to be at Tenant's option except in front reception areas. Vinyl wall covering to be provided in front reception areas. Vinyl wall covering of Tenant's choice and option may be utilized elsewhere in lieu of paint. In laboratory or other wet areas use epoxy paint, FRP board or other water resistant finish.

      4. FLOOR FINISHES: Landlord shall provide 26 oz. level-loop carpet directly glued to floor throughout the Premises or other floor coverings as may be designated by Tenant's space planner. Equipment rooms, file rooms, or other areas designated by Tenant's space planner to have vinyl composition tile or static resistive tile. Laboratory areas subject to water or chemical spillage shall utilize chemical resistant and water tight materials and application methods. Colors and styles at Tenant's option, selected from manufacturer's standard line.

      5. WALL BASE: To be 4" high, sewn edged carpet, straight or coved, vinyl base, wood or tile to be provided throughout. Colors at Tenant's option.

      6. CEILING FINISHES: To be a factory finished, 1" wide suspended, metal grid system with 2'0" x 4'0" tegular edge and standard fissure finish, with a minimum STC rating of 65. Suspended gypboard or open ceilings may be utilized in special purpose rooms where requested by Tenant's space planner. Ceilings shall generally be constructed at 9'-0" above finished floor except where Tenant's equipment or other structural elements dictate otherwise.

      7. MILLWORK: Provide plastic laminate counter-top with 4" back-splash and base cabinets in breakrooms and other areas as mutually determined by Landlord's architect and Tenant's space planner. Wood casings, chair rails, ceiling coves, and/or base matching color and finish of wood doors may be used around doors and windows or in other locations where deemed acceptable by Tenant. Other millwork or shelving to be provided as detailed or directed by Tenant's space planner.

      8. RESTROOMS: Not included, but provided as indicated in Section D of this Exhibit "C" Tenant may install additional restrooms, showers, or other special facilities requiring plumbing connections to the extent desired at Tenant's sole cost and expense.

      9. BREAKROOM: Breakroom construction shall generally include plastic laminate clad, base cabinets, countertops, and wall cabinets of the length determined necessary by Tenant, with a two compartment sink, in-line electric water heater, and special electrical outlets for refrigerator, dishwasher, and microwave oven or other appliances.

      10. WINDOW COVERINGS: To be 3" vertical shades of a uniform type and color as dictated by Landlord's architect on all exterior windows. Coverings on interior windows are at Tenant's option subject to approval by Landlord as to type and color.

      11. HVAC: Provide additional VAV boxes, associated water piping, and controls as required to augment that provided by Landlord, if necessary. All secondary supply and return air distribution from all VAV boxes and return air collection ducts, including all diffusers, registers, dampers, outlets, and grilles shall be provided. Make connections to shell provided systems. Provide final control wiring, balancing, and start-up, etc. utilizing materials and systems matching those provided elsewhere in the facility by Landlord. Exhaust fans in conference rooms and breakrooms shall be extended to main supply lines.

            a. ZONES: The mechanical engineering design shall incorporate perimeter and interior zones, based upon solar exposure, and individual zones for spaces with special heating or air conditioning demands, such as Computer Room; Main Server Room; IDF Rooms; and all conference Rooms and Vendateria.

            b. CONTROLS: All temperature sensors and smoke detectors shall be interconnected with Landlord's energy management and monitoring system. Each zone shall be equipped with thermostatic control boxes adjustable within preset limits for individual comfort. Type shall match those utilized elsewhere in the building and each control shall be equipped with an override switch for HVAC operation and a separate override switch for ceiling lights. Override switches may be keyed at Tenant's option.

            c. SPECIAL PURPOSE ROOMS: Such rooms requiring 24 hour cooling or which contain extraordinary loads must be equipped with independent cooling equipment that is self-contained to the extent possible. Remote condensers, if required, shall be located within ceiling plenums, mechanical penthouses, or if necessary, in alternate locations determined by Landlord (but not on rooftops). All such equipment shall be connected to Tenant's power panel and circuited through Tenant's power submeter. Landlord reserves the right to assess a power consumption surcharge to Tenant based on the load requirement and demand factor associated with any such special purpose equipment.

            d. DUCTWORK: All supply ductwork to be metal with 1" wrap insulation and/or insulated duct liner. Branch takeoffs from supply air mains to be a minimum of 5'-0" in length. Flexible ductwork may be utilized for drops but shall not exceed 10'-0" in length. Provide balancing dampers as necessary. All bends to have turning vanes.

            e. EXHAUST SYSTEMS: Exhaust fans in conference rooms and breakrooms shall be extended to main supply lines. Exhaust duct from equipment hoods etc. to be connected to main exhaust shafts and all required balancing and smoke/fire dampers and controls provided. Utilize Teflon lined or other special duct where good engineering practice may dictate.

      12. FIRE SPRINKLERS: Tenant is responsible for the relocation or addition of any fire sprinkler heads and drops including the adjustment of the height of any sprinkler heads provided by Landlord to the extent required in order to maintain a design in conformance with NFPA #13 and other applicable codes and requirements of Landlord's insurance carrier. All heads and escutcheons shall match the type and color provided elsewhere in the facility. Tenant to provide special chemical sprinkler systems where operations dictate.

      13. ELECTRICAL: Provide overhead lighting, special lighting, emergency lighting, switches, duplex outlets, horns, strobes, phone outlets, and other electrical devices as required by codes and as determined by Tenant's space planner. Work shall include all circuitry, wiring, conduits, raceways, disconnects and breakers, and termination devices extending from panels to equipment and fixtures provided.

            a. CONDUIT AND WIRING: Wire to be copper, minimum #12 THW and enclosed in minimum 1/2" rigid steel conduit. All conduit and wiring to be concealed in walls or ceiling plenums above. MC cabling and wiring or flexible conduit may only be utilized where specifically approved by Landlord. Low voltage, telephone and data wiring shall be plenum rated of the size and type required for the specific application. Category V wire to be provided for all data cabling.

            b.    POWER DISTRIBUTION IN FIXED WALLS:

                  1) Light switches and outlets to be white colored, 20 amp devices or of any other matching type specifically required.

                  2) Provide duplex outlets where required or indicated by Tenant's space planner. Outlets for computerized equipment to be on isolated ground circuits. GFI receptacles to be provided in breakrooms and other areas adjacent to water sources.

                  3) Provide box and conduit extending to ceiling plenum above for required data or telephone outlets.

            c. WORK STATION DISTRIBUTION SYSTEMS: Provide in-slab and/or overhead electrical power distribution systems to power poles or other designated location to connect to and deliver services to each work station.

                  1) In-slab distribution shall consist of empty conduit and floor junction boxes or a premanufactured ducted system. Overhead distribution shall consist of a grid of empty conduit and junction boxes mounted to the roof structure. These distribution systems, combined, shall be of sufficient size, spacing and density to serve the initial work stations as well as to provide flexibility for future work station reconfigurations.

                  2) Cable trays are recommended for data and telecommunication distribution. If not provided, such wiring should be bundled together and hung from the structure in a uniform and well organized manner and shall not be laid loosely in a random alignment on top of ceiling systems. All wiring terminations and equipment to be provided, installed, and paid for by Tenant.

                  3) Perimeter furred walls, interior partitions and furred columns shall be used to extend conduit feeds and conductors from the overhead grid system to Tenant's work station wire management raceways. Dropped cables not enclosed in walls or power poles are prohibited.

            d. INTERIOR LIGHTING: General office areas and conference rooms to have 2'-0" x 4'-0" and/or 18-cell deep parabolic light fixtures with T-8 lamps and electronic ballasts. Exit lights to have clear aluminum finish and LED type lettering. Provide recessed fluorescent can lights or other special fixtures selected by Tenant's space planner. Utility rooms, breakrooms, and storage rooms may be furnished with lay-in fixtures with acrylic lenses or surface mounted, acrylic wrapped flourescent fixtures. Provide exit, life-safety and emergency battery-pack lighting as required to meet applicable codes.

            e. FIRE ALARM: Tenant shall provide a fire alarm system throughout the premises as required by codes including but not limited to local annunciators, strobes, manual pull stations, smoke detectors, controls at dampers and emergency lighting. All devices must match those used elsewhere in the facility must be interconnected with Landlord's master alarm control panel.

            f. SECURITY: Building security shall consist of rough-in for electrically operated card access devices located at each building main entrance. At Tenant's option main entrance doors may also be provided with a card access lock control mechanism connected with Landlord's building system. All materials must match those used elsewhere within the facility. Additional security systems may be provided by the Tenant at Tenant's option.

            g. TELEPHONE & DATA: Overhead telephone and data distribution systems shall be provided as indicated above. All other work associated with telecommunications and data services shall be provided, installed, and paid for by Tenant. On-site fiber optic may be utilized by Tenant at Tenant's option. Tenant responsible for contracting with a local telephone dial-tone provider.

            h. UN-INTERRUPTED POWER SUPPLY: Provide all panels, circuitry, wiring, batteries, switching devices and other items required to provide an uninterrupted power source.

            i. EMERGENCY GENERATOR: Make connection to emergency panels provided by Landlord as set forth in Section E.5.g. of this Exhibit "C/D". Pay any additional costs to augment or enlarge existing system or for extraordinary use and equipment as described in Exhibit "C".

      14. GENERAL CONDITIONS: All general conditions as described in Paragraph A, relating to Tenant interior finishes shall be included.

      15. SEISMIC BRACING: All fixtures, equipment, suspended ceiling systems, other equipment, and piping supported from the structure above shall be seismically braced in accordance with local codes and good engineering design.

      16. OTHER: Any work that is otherwise required to place the Premises in a finished occupiable condition shall be provided by Tenant in accordance with plans and specifications approved in advance by Landlord's architect.

J.    LOCATING THE WORK OF OTHER TENANT'S WITHIN THE PREMISES

      1. LANDLORD'S RIGHT: In addition to any rights that Landlord or other building occupants might have through the Restrictions, Rules, and Covenants related to this project, Landlord and other Tenants shall have the right to locate utility mains and other facilities within the Premises, when such location is dictated by necessities of engineering design, good practice, and/or code requirements. These shall be located, wherever possible, in ceiling plenums and walls or so as to cause the minimum of interference with the Tenant and to be unobtrusive in appearance, and so as not to materially interfere with Tenant's business or use of space.

      2. CEILING PLENUMS: This right to locate work within the Premises shall include the right to locate work in ceiling plenum areas between finished ceiling and roof or floor deck above, as well as on the roof or under the roof thereof.

      3. TYPES: Facilities may include, but are not necessarily limited to: drains, water supply, sewerage lines, refrigerant lines, sprinkler risers, electric power circuits, telephone circuits, pump stations, electric panel boards, sanitary vents, air supply, ducts and shafts, exhaust ducts, and flues servicing other building occupants.

     4. LOCATION: Such areas shall be located adjacent to an interior wall and shall in no event exceed one (1.0%) percent of the floor area.

                                   EXHIBIT "D"

                                  TENANT'S WORK


The following is a description of the construction, and limitations of same, which will be provided exclusively by the Tenant unless indicated otherwise herein. Except as specifically described in Exhibit "C" of this Lease, the Tenant is responsible for the final design and construction of all interior improvements within its premises including all architectural, plumbing, mechanical, electrical, finishes, and furnishings necessary to place the premises in a complete and occupiable condition in accordance with the requirements and specifications described herein. Where two types of materials, structures, or installations are indicated, the option will be the Tenant's.

A.    PLANS AND SPECIFICATIONS

      To be prepared in accordance with the criteria and procedures outlined in Exhibit "C" of this Lease. Notwithstanding anything to the contrary elsewhere in the Lease, Tenant shall pay the costs of all plan preparation and construction documents describing Tenant Finish work. Landlord's mechanical and electrical engineers shall be utilized to perform all final construction documents describing plumbing, HVAC, and electrical installations required.

B. LANDLORD'S WORK WITHIN THE PREMISES (PAID FOR BY TENANT AS PART OF TENANT FINISH)

      1. PURCHASES BY LANDLORD: Landlord reserves the right to provide certain materials and/or improvements on behalf of Tenant where deemed prudent by Landlord. Wherever materials and/or improvements are provided by Landlord, Tenant will be charged at Landlord's actual cost thereof, but may include markup for a ratable share of General Conditions and contractor overhead and fee plus five (5%) percent for Landlord's overhead.

      2. SCOPE: Such items of work may include but is not limited to the following:

            a. ENTRANCE DOOR CARD ACCESS: At the election of Tenant, provide card access pad, magnetic lock or electric strike and installation of electronic controls compatible with main building system.

            b. DOORS: To facilitate timely completion for doors that have special sizes or finishes.

            c. VAV BOXES: Provide branch takeoff, hot water piping, and box including electrical connection where deemed prudent.

            d. TEMPERATURE CONTROL: Provide controls compatible with building system including installation and programming.

      3. TENANT SPACE LAYOUT AND DESIGN: Where requested by tenant only. Rate to be 75 cents per sq. ft. Final electrical and mechanical engineering to be provided at a competitive rate based on the scope and complexity of the installation required.

C.    TENANT'S WORK TO WHICH LANDLORD CONTRIBUTION SHALL NOT BE APPLIED

      1. SIGNAGE: Suite identification signs and signage within the premises. Exterior signs, if permitted.

      2. SPECIAL MILLWORK: Reception counters and other special purpose work stations, counters, and cabinetry.

      3. FURNITURE SYSTEMS: Landscape office furniture, shelving, desks, and other associated accessories, tables, chairs, couches, artwork, planters and plants, and other furnishings.

      4. EQUIPMENT: Office equipment, copy machines, faxes, computers, servers, telephone equipment, switch boards, handsets, sound systems, security equipment, safes, audio visual equipment, etc.

      5. OTHER SPECIALTIES: Chalk boards, white boards, tack boards, projection screens, movable or operable wall systems, postal accessories, etc.

                               AMENDMENT TO LEASE

     WHEREAS, PARADIGM RESOURCES L.C., as Landlord, entered into a Lease dated January 12, 1999, with PARTNET, INC., as Tenant, for space known as Suite 204 in a building located at 615 Arapeen Drive, Salt Lake City, Utah; and

     WHEREAS, MEDIBUY.COM, INC. purchased PARTNET, INC. and desires to lease additional space contiguous to Suite 204 as cross-hatched on the attached Exhibit "A."

     NOW THEREFORE, PARADIGM RESOURCES L.C., as Landlord, and MEDIBUY.COM, INC., as Tenant, hereby agree to amend the lease as follows:

     1. In addition to the currently leased Suite 204, Tenant agrees to lease Suite 203, consisting of 6,490 square feet, resulting in a total of 12,516 square feet.

     2. The provisions of Section 1.01, set forth on Exhibit "B" attached hereto, shall be substituted for the existing Section 1.01 effective on the Rental Commencement Date.

     3. CONSTRUCTION CONTRIBUTION FOR SUITE 203. Landlord shall make an additional contribution toward Tenant Work in Suite 203 of Eighty Three Thousand Seventy Two Dollars ($83,072.00) payable in accordance with the terms of this Lease.

     4. FIRST RIGHT TO LEASE. Landlord shall grant Tenant a first right to lease. Subject to conditions set forth in paragraph 5 below, all of the space north of Western Systems on the west side of level two (hereinafter "the West Space") at the same rents applicable at the time and upon the same terms and conditions set forth herein, except that the Landlord contribution toward Tenant Work shall be adjusted proportionate to the ratio that the then expected rental term of the West Space bears to five (5) years. For example, if there is expected to be three (3) years rental term on the West Space, then the $16 per square foot construction contribution shall be sixty percent (60%) of $16/SF or $9.60/SF. Notwithstanding the above, at the time Tenant elects to lease the West Space, Tenant may elect to extend the primary lease term for Suites 203 and 204 to at least sixty (60) months from the expected rental commencement date on the West Space and receive a full $16/SF construction contribution to Tenant Work.

     5.   CONDITIONS OF FIRST RIGHT TO LEASE.

          a. Such right is subordinate to the right of Western Systems which occupies space on level two contiguous on the south to the West Space.

          b. Landlord shall notify Tenant in writing when Landlord deems that Landlord has a user for the West Space and Tenant shall have ten
               (10) days from the
               date of such notice to elect in writing whether or not to take said West Space. A failure by Tenant to respond within the required time period shall be deemed a rejection of Tenant's first right to lease.

          c. If Tenant rejects its first right to lease as granted herein and Landlord fails to enter into a lease with Landlord's prospective tenant within sixty (60) days after Tenant rejects its first right to lease, then Tenant's first right to lease shall be renewed and Landlord shall repeat the process set forth in paragraph 5.b. above.

          d. Tenant may not be required to lease all of the West Space, but must elect to lease at least the space for which Landlord has notified Tenant that Landlord has a prospective user.

     6. SPACE PLANNING. Upon execution of this Amendment, Landlord will proceed immediately to assist Tenant with space planning and construction of Tenant Work.

Dated this 29th day of February, 2000.

                                       PARADIGM RESOURCES, INC., a Utah limited liability company


                                       By   /s/  RICHARDS WOODBURY
                                          -------------------------------------
                                            W. Richards Woodbury, Manager


                                       By   /s/  DON BROWN
                                          -------------------------------------
                                            Don Brown, Manager

                                       MEDIBUY.COM, INC., a Delaware corporation

                                       By /s/ NORMAN FARQUHAR
                                          -------------------------------------

                                          Its EVP & CFO
                                              ---------------------------------

                            LANDLORD ACKNOWLEDGEMENT

STATE OF UTAH           )
                        ss.
COUNTY OF SALT LAKE     )

      On this ____ day of February 2000, before me personally appeared W. RICHARDS, WOODBURY and DON R. BROWN, to me personally known, who being by me duly sworn, did say that they are Managers of that certain limited liability company known as PARADIGM RESOURCES, L.C., and that the within instrument was executed by them, for and on behalf of said partnership.


                                                -----------------------------
                                                Notary Public



                             TENANT ACKNOWLEDGEMENT


STATE OF CALIFORNIA       )
                          ss.
COUNTY OF SAN DIEGO       )


      On this 6th day of March 2000, before me personally appeared Norman Farquhar known to me to be the EVP & CFO of MEDIBUY.COM, INC., the corporation that executed the within instrument, known to me to be the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.


                                                /s/ DIANA CORTEZ
                                                -----------------------------
                                                Notary Public


 [NOTARY SEAL]

                                  EXHIBIT "A"


                        [LAYOUT OF U OF U RESEARCH PARK]

                                  EXHIBIT "B"

                                LEASE AGREEMENT

ARTICLE 1. BASIC LEASE PROVISIONS: ENUMERATION OF EXHIBITS

     SECTION 1.01 BASIC LEASE PROVISIONS

(A)  DATE: February  , 2000

(B)  LANDLORD: PARADIGM RESOURCES, L.C., a Utah limited liability company

(C) ADDRESS OF LANDLORD FOR NOTICES (SECTION 16.01): 2733 East Parleys Way, Suite 300, Salt Lake City, UT 84109.

(D)  TENANT: medibuy.com, Inc., a Delaware corporation

(E) ADDRESS OF TENANT FOR NOTICES (SECTION 16.01): 10120 Pacific Heights Boulevard, Suite 100, San Diego, CA 92121

(F) PERMITTED USES (SECTION 7.01): Research, software programing, computer network services, assembly and general office uses.

(G)  TENANT'S TRADE NAME (EXHIBIT "D" - SIGN CRITERIA): PartNET or medibuy.com

(H) BUILDING (SECTION 2.01): Situated at 615 Arapeen Drive, in the City of Salt Lake, County of Salt Lake, State of Utah.

(I) PREMISES (SECTION 2.01): That portion of the building at the approximate location outlined on Exhibit "A" known as Suites 203 and 204 consisting of approximately 12,516 square feet of gross rentable area. Approximately 16.619% of such area is Tenant's proportionate share of common area hallways, restrooms, etc. in the building.

(J) DELIVERY OF POSSESSION (SECTION 5.03): Tenant is already in possession as to Suite 204. Within sixty (60) days after execution of Lease and completion of Tenant space plans and specifications, Preliminary Term begins on Delivery of Possession (Section 4.03).

(K) RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE (SECTIONS 4.01 & 4.02): The Rental Term shall commence on the earlier of (a) fifteen (15) days after Delivery of Possession of Suite 203 or (b) opening of Tenant for business at the Premises at Suite 203, and shall be for a period of four (4) full Lease Years ending March 31, 2004.

(L) BASE MONTHLY RENT (SECTION 3.01): Seventeen Thousand Five Hundred Fifty and 00/100ths Dollars ($17,550.00).

(M) ESCALATIONS IN BASE MONTHLY RENT (SECTION 3.02): The Base Monthly Rent shall be increased annually on the first day of each April commencing in the year 2001 ("Escalation Date") proportionate to any increase in the U.S. Dept. of Labor, Bureau of Labor Statistics Consumer Price Index for Urban consumers, All City Average (1982-84 = 100). To calculate said increase, Landlord shall use a fraction the denominator of which shall be said index for the month of January, 2000, and the numerator of which shall be the index for the January immediately previous the Escalation Date.

     If there is a decrease in the relevant Consumer Price Index, the Base Monthly Rent shall not be adjusted. If the U.S. Department of Labor ceases to publish said Consumer Price Index, the Landlord shall substitute an index which in Landlord's reasonable good faith judgment most nearly approximates the Consumer Price Index specified herein.

(N) LANDLORD'S SHARE OF OPERATING EXPENSES (SECTION 3.03): The Base Monthly Rent shall be absolutely net to the Landlord as provided in Section 3.30.

(O) TENANT'S PRO RATA SHARE OF OPERATING EXPENSES (SECTION 3.03): Tenant shall be responsible for all operating expenses as defined in Section 3.03. Tenant's proportionate of Basic Costs shall be 13.947%. Said operating expenses include Basic Costs. Direct Costs, and Metered Costs as defined in Section 3.03 and are currently estimated to be $4.60 per square foot or $4,797.80 monthly.

(P) UTILITIES AND SERVICES. Subject to the provisions of Section 3.03, 12.01 and 12.02, this Lease provides that the utilities and services shall be paid or reimbursed by Tenant.

(Q) LANDLORD'S CONTRIBUTION TO TENANT'S WORK (SECTION 6.02): Landlord has made contribution relating to Suite 204. Landlord shall make an additional contribution at Suite 203 of Eighty Three Thousand Seventy Two and 00/100ths Dollars ($83,072.00).

(R) PREPAID RENT: $ None paid upon execution of this Lease to be applied to the first installment(s) of Base Monthly Rent due hereunder.

(S)  EXCESS HOUR UTILITY CHARGES AND HOURS OF OPERATION (SECTION 12.02):
     Standard operating hours for the Building shall be 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding holidays. To the extent Tenant operates during any time in excess of those specified above, Tenant shall pay an extra hourly utility charges of $0.20 per hour per 1,000 square feet for lighting and electricity and $3.00 per hour per 1,000 square feet for mechanical/HVAC system for each full or partial hour during which Tenant operates.

(T) SECURITY DEPOSIT (SECTION 26.01): Seventeen Thousand Six Hundred and 00/100ths Dollars ($17,600.00), which consists of Nine Thousand and 00/100ths Dollars ($9,000.00) in previously held Security Deposits for Suite 204 and Eight Thousand Six Hundred and 00/100ths Dollars ($8,600.00) of additional Security Deposit due upon execution of this Lease.